UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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FIRST INDUSTRIAL REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST INDUSTRIAL REALTY TRUST, INC.
311 South Wacker Drive
Suite 4000
Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of First Industrial Realty Trust, Inc. (the “Company”) will be held on Wednesday, May 13, 2009 at 9:00 a.m. at the 10th Floor Conference Room, 311 South Wacker Drive, Chicago, Illinois 60606 for the following purposes:

1. To elect three Class III Directors of the Company to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, and one Class II Director to serve until the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

2. To approve the Company’s 2009 Stock Incentive Plan;

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on March 20, 2009 as the record date for the Annual Meeting. Only stockholders of record of the Company’s common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to fill in and sign the enclosed Proxy Card, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy. “Street name” stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

By Order of the Board of Directors

John H. Clayton
Secretary

Chicago, Illinois
April 9, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

FIRST INDUSTRIAL REALTY TRUST, INC.
311 South Wacker Drive
Suite 4000
Chicago, Illinois 60606

PROXY STATEMENT

FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2009

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Industrial Realty Trust, Inc. (“First Industrial” or the “Company”) for use at the 2009 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 13, 2009, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to vote on the election of three Class III Directors and one Class II Director of the Company, to approve the 2009 Stock Incentive Plan, to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and to act on any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about April 9, 2009. The Board of Directors has fixed the close of business on March 20, 2009 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 44,667,681 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them on each matter presented to the stockholders at the Annual Meeting.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed Proxy Card received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed Proxy Card is submitted and no instructions are given, the persons designated as proxy holders on the Proxy Card will vote (i) FOR the election of the three nominees for Class III Directors and the one nominee for Class II Director of the Company named in this Proxy Statement, (ii) FOR the approval of the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”), (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year and (iv) in their own discretion with respect to any other business that may properly come before the stockholders at the Annual Meeting or at any adjournments or postponements thereof. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the votes cast with a quorum present at the Annual Meeting is required for the election of directors, the approval of the 2009 Stock Incentive Plan and the ratification of the appointment of the Company’s independent registered public accounting firm. Abstentions and broker non-

PROXY STATEMENT

votes will not be counted as votes cast and, accordingly, will have no effect on the majority vote required, although they will be counted for quorum purposes.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. “Street name” stockholders who wish to vote in person will need to obtain a duly executed proxy form from the institution that holds their shares prior to the Annual Meeting.

In the pages preceding this Proxy Statement is a Letter to Stockholders from the Company’s President and Chief Executive Officer. Also, Appendix B to this Proxy Statement contains the Company’s 2008 Annual Report, including the Company’s financial statements for the fiscal year ended December 31, 2008 and certain other information required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). Neither the Letter to Stockholders from the Company’s President and Chief Executive Officer nor the Company’s 2008 Annual Report, however, are part of the proxy solicitation material. See “Other Matters-Incorporation by Reference” herein.

PROPOSAL I

ELECTION OF DIRECTORS

Pursuant to the Articles of Amendment and Restatement of the Company, as amended (the “Articles”), the maximum number of members allowed to serve on the Company’s Board of Directors is 12. The Board of Directors of the Company currently consists of ten seats and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each Annual Meeting of Stockholders. Pursuant to the Amended and Restated Bylaws of the Company, vacancies on the Board of Directors may be filled by a majority vote of the directors, and directors elected to fill vacancies shall hold office until the next Annual Meeting of Stockholders.

At the Annual Meeting, three directors will be elected to serve as Class III Directors until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and one director will be elected to serve as a Class II Director until the 2011 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors has nominated John Rau, Robert J. Slater and W. Ed Tyler to serve as Class III Directors (the “Class III Nominees”) and Bruce W. Duncan to serve as a Class II Director (the “Class II Nominee” and, together with the Class III Nominees, the “Nominees”). Each of the Class III Nominees is currently serving as a Class III Director of the Company. Mr. Duncan, the Class II Nominee, was elected as a Class II Director by the Board of Directors in January 2009 to fill a vacancy. Each of the Nominees has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the Nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend.

The Board of Directors recommends a vote FOR the Nominees.

INFORMATION REGARDING NOMINEES AND DIRECTORS

The following biographical descriptions set forth certain information with respect to the three Nominees for election as Class III Directors and the one Nominee for election as a Class II Director at the Annual Meeting, the continuing directors whose terms expire at the Annual Meetings of Stockholders in 2010 and 2011 and certain executive officers, based on information furnished to the Company by such persons. The following information is as of March 20, 2009, unless otherwise specified.

PROXY STATEMENT

Class III Nominees for Election at 2009 Annual Meeting — Term to Expire in 2012

John Rau	Director since 1994

Mr. Rau, 60, has been a director of the Company since June 1994. Since December 2002, Mr. Rau has served as President and Chief Executive Officer and as a director of Miami Corporation, a private asset management firm. From January 1997 to March 2000, he was a director, President and Chief Executive Officer of Chicago Title Corporation, a New York Stock Exchange listed company, and its subsidiaries, Chicago Title and Trust Co., Chicago Title Insurance Co., Ticor Title Insurance Co. and Security Union Title Insurance Co. Mr. Rau is a director of Nicor Inc. and Harris Financial Corp. and Harris Bank, N.A. From July 1993 until November 1996, Mr. Rau was Dean of the Indiana University School of Business. From 1991 to 1993, Mr. Rau served as Chairman of the Illinois Economic Development Board and as special advisor to Illinois Governor Jim Edgar. From 1990 to 1993, he was Chairman of the Banking Research Center Board of Advisors and a Visiting Scholar at Northwestern University’s J.L. Kellogg Graduate School of Management. During that time, he also served as Special Consultant to McKinsey & Company, a worldwide strategic consulting firm. From 1989 to 1991, Mr. Rau served as President and Chief Executive Officer of LaSalle National Bank. From 1979 to 1989, he was associated with The Exchange National Bank, serving as President from 1983 to 1989, at which time The Exchange National Bank merged with LaSalle National Bank. Prior to 1979, he was associated with First National Bank of Chicago.

Robert J. Slater	Director since 1994

Mr. Slater, 71, has been a director of the Company since June 1994. From 1988 until his retirement in 2004, Mr. Slater was President of Jackson Consulting, Inc., a private investment and consulting company that specializes in advising manufacturing and distribution companies on strategic, organizational, and economic planning. He retired as President, Chief Operating Officer and Director of Crane Co., a multinational manufacturing, distribution, and aerospace company, after serving the company from 1969 to 1988. Mr. Slater also held several executive level positions at Crane Co. subsidiaries including CF&I Corporation, Medusa Corporation, and Huttig Sash & Door Co. Mr. Slater has served on the boards of directors of a number of public companies during his career. Most recently, he was a director of Southdown, Inc. and National Steel Corporation.

W. Ed Tyler	Director since 2000

Mr. Tyler, 56, has been a director of the Company since March 2000, served as Lead Director from October 2008 to January 2009 and has served as non-executive Chairman of the Board of Directors since January 2009. Mr. Tyler also served as the Company’s interim Chief Executive Officer from October 2008 to January 2009. Mr. Tyler was appointed CEO of Ideapoint Ventures in 2002. Ideapoint Ventures is an early stage venture fund that focuses on nanotechnologies. Prior to joining Ideapoint Ventures, Mr. Tyler served as Chief Executive Officer and a director of Moore Corporation Limited, a provider of data capture, information design, marketing services, digital communications and print solutions, from 1998 to 2000. Prior to joining Moore Corporation, Mr. Tyler served in various capacities at R.R. Donnelley & Sons Company, most recently as Executive Vice President and Chief Technology Officer, from 1997 to 1998, and as Executive Vice President and Sector President of Donnelley’s Networked Services Sector, from 1995 to 1997.

Class II Nominee for Election at 2009 Annual Meeting — Term to Expire in 2011

Bruce W. Duncan	Director since 2009

Mr. Duncan, 57, has been President, Chief Executive Officer and a Director of the Company since January 2009. He also presently serves as the chairman of the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) (“Starwood”), a leading worldwide hotel and leisure company, a position he has held since May 2005. From April to September 2007, Mr. Duncan served as Chief Executive Officer of Starwood on an interim basis. Mr. Duncan has served as a Director of Starwood since 1999. He also was a senior advisor to Kohlberg Kravis & Roberts & Co. from July 2008 until January 2009. From May 2005 to December 2005, Mr. Duncan was Chief Executive Officer and Trustee of Equity Residential (NYSE: EQR) (“EQR”), a publicly traded apartment company. From January 2003 to May 2005, he

PROXY STATEMENT

was President, Chief Executive Officer and Trustee, and from April 2002 to December 2002, President and Trustee of EQR. From December 1995 until March 2000, Mr. Duncan served as Chairman, President and Chief Executive Officer of Cadillac Fairview Corporation, a real estate operating company. From January 1992 to October 1994, Mr. Duncan was President and Co-Chief Executive Officer of JMB Institutional Realty Corporation providing advice and management for investments in real estate by tax-exempt investors and from 1978 to 1992, he worked for JMB Realty Corporation where he served as Executive Vice President and a member of the Board of Directors.

Class I Continuing Directors — Term to Expire in 2010

Jay H. Shidler	Director since 1993

Mr. Shidler, 62, has been a director of the Company since its formation in August 1993, and served as Chairman of the Board of Directors from August 1993 until January 2009. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a national real estate investment firm. Since forming The Shidler Group in 1972, Mr. Shidler and his affiliates have acquired and managed over 2,000 properties in 40 states and Canada. Mr. Shidler has founded and has been the initial investor in numerous public and private companies, including three other public real estate investment trusts — TriNet Corporate Realty Trust, Inc. (formerly NYSE:TRI), now part of iStar Financial; Corporate Office Properties Trust (NYSE:OFC) and Pacific Office Properties Trust, Inc. (NYSE Alternext:PCE). Mr. Shidler serves as Chairman of the Board of Trustees of Corporate Office Properties Trust and as Chairman of the Board of Directors of Pacific Office Properties Trust, Inc. From 1998 through 2005, Mr. Shidler also served as a director of Primus Guaranty, Ltd. (NYSE:PRS), a Bermuda company of which Mr. Shidler is a founder.

J. Steven Wilson	Director since 1994

Mr. Wilson, 65, has been a director of the Company since June 1994. In 2008, Mr. Wilson became Managing Member of Besco Engineering, LLC, a company providing maintenance and repair services on turbines and generators. Additionally he became a Managing Director of the London Manhattan Company, a corporate and commercial finance firm. Since April 2006, Mr. Wilson has been owner and President of AIP Group, LLC, located in Jacksonville, Florida, a company providing building products and construction and installation services to commercial builders. Since 1985, Mr. Wilson has been President, Chief Executive Officer and Chairman of the Board of Directors of Riverside Group, Inc. and Wilson Financial Corporation, both holding companies. From 1991 to April 2003, Mr. Wilson was Chairman of the Board of Directors and Chief Executive Officer of Wickes Inc., a building and supply company.

Class II Continuing Directors — Term to Expire in 2011

Michael G. Damone	Director since 1994

Mr. Damone, 74, has served as Director of Strategic Planning for the Company, and has been a director of the Company, since June 1994. Between 1973 and 1994, Mr. Damone was Chief Executive Officer of Damone/Andrew, a full service real estate organization, which developed several million square feet of industrial, warehouse, distribution and research and development buildings. Prior to co-founding Damone/Andrew in 1973, Mr. Damone was the executive vice president of a privately held, Michigan based real estate development and construction company, where he was responsible for the development of industrial/business parks. His professional affiliations include the Society of Industrial and Office Realtors, the National Association of Realtors, the Michigan Association of Realtors and the Detroit Area Commercial Board of Realtors.

Kevin W. Lynch	Director since 1994

Mr. Lynch, 56, has been a director of the Company since June 1994. Mr. Lynch is the co-founder and Principal of The Townsend Group (“Townsend”), an institutional real estate consulting firm, which provides real estate consulting for pension funds and institutional investors. In his capacity as Principal, Mr. Lynch is responsible for strategic development and implementation of client real estate portfolios. Mr. Lynch is also responsible for new product development. Prior to founding Townsend, Mr. Lynch was associated with Stonehenge Capital Corporation, where he was involved in the acquisition of institutional real estate properties and the structuring of institutional real

PROXY STATEMENT

estate transactions. Mr. Lynch is a director of Lexington Realty Trust (NYSE: LXP). Mr. Lynch is a member of the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries and the European Association for Investors in Non-listed Real Estate Vehicles. He is a frequent speaker at industry conferences and has presented in Amsterdam and Frankfurt for the benefit of the Association of Foreign Investors in Real Estate and as a guest lecturer at Columbia University and Tel Aviv University. Mr. Lynch is currently on the Advisory Board for the European Institutional Real Estate Letter.

INFORMATION REGARDING EXECUTIVE OFFICERS AND OTHER SENIOR MANAGEMENT

Scott A. Musil

Mr. Musil, 41, has been acting Chief Financial Officer of the Company since December 2008 and Chief Accounting Officer of the Company since March 2006. Mr. Musil has also served as Senior Vice President of the Company since March 2001, Controller of the Company since December 1995, Treasurer of the Company since May 2002 and Assistant Secretary of the Company since May 1996. In addition, he served as a Vice President of the Company from May 1998 to March 2001. Prior to joining the Company, he served in various capacities with Arthur Andersen & Company, culminating as an audit manager specializing in the real estate and finance industries. Mr. Musil is a certified public accountant. His professional affiliations include the American Institute of Certified Public Accountants and National Association of Real Estate Investment Trusts (“NAREIT”).

Johannson L. Yap

Mr. Yap, 46, has been the Chief Investment Officer of the Company since February 1997. From April 1994 to February 1997, he served as Senior Vice President — Acquisitions of the Company. Prior to joining the Company, Mr. Yap joined The Shidler Group in 1988 as an acquisitions associate, and became Vice President in 1991, with responsibility for acquisitions, property management, leasing, project financing, sales and construction management functions. Between 1988 and 1994, he participated in the acquisition, underwriting and due diligence of several hundred million dollars of commercial properties. His professional affiliations include Urban Land Institute, NAREIT and the Council of Logistics Management.

David Harker

Mr. Harker, 50, has been Executive Vice President — Central Region since March 2009. From April 2005 to March 2009 he served as Executive Director — Investments of the Company. From 2002 to April 2005, he served as a Senior Regional Director of the Company and from 1998 to 2002 he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Nashville, St. Louis, Louisville and Memphis. Prior to joining the Company, Mr. Harker was a Vice President of the Trammell Crow Company from 1992 to 1998. His professional affiliations include the Society of Industrial and Office Realtors.

Peter O. Schultz

Mr. Schultz, 46 has been Executive Vice President — East Region since March 2009. From January 2009 to March 2009 he served as Senior Vice President — Portfolio Management of the Company. From November 2007 to December 2008, he served as a Managing Director of the Company, with responsibility for the Company’s East Region. From September 2004 to November 2007, he served as a Vice President — Leasing of the Company, with responsibility for the Company’s leasing team and asset management plan implementation in the East Region. From January 2001 to September 2004, he served as a Senior Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania and Southern New Jersey. From March 1998 to December 2000, he served as a Regional Director of the Company, with responsibility for the Company’s portfolio in Eastern Pennsylvania. Prior to joining the Company, Mr. Schultz served as President and Managing Partner of PBS Properties, Inc. from November 1990 to March 1998, prior to which time he was Director of Marketing and Sales for the Pickering Group and Morgantown Properties. His professional affiliations include National Association of Industrial and Office Properties.

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THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board of Directors.  The Board of Directors currently consists of ten seats and, effective as of the date of the Annual Meeting, the Board will reduce its size to nine seats. A majority of the members of the Board of Directors are independent as affirmatively determined by the Board of Directors. In determining the independence of its members, the Board of Directors applied the following standards:

1) The member must meet the definition of “Independent Director” contained in the Company’s Articles, which requires that he or she be neither an employee of the Company nor a member of The Shidler Group.

2) After taking into account all relevant facts and circumstances, the Board must determine that the member has no material relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Relationships to be considered include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

3) The member must satisfy the independence tests set forth in Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange (the “NYSE”).

Applying such standards, the Board of Directors has affirmatively determined that each of Messrs. Lynch, Rau, Slater, Tyler and Wilson are independent directors. In reaching this determination with respect to Mr. Tyler, the Board of Directors considered, among other things, Mr. Tyler’s recent service as the Company’s interim Chief Executive Officer and the compensation of Mr. Tyler in connection with that service.

In addition, the Board of Directors determined that each of Mr. Brenninkmeijer, who will complete his service as a member of the Board of Directors on the date of the Annual Meeting, and Mr. Newman, who resigned from the Board of Directors in February 2009, were independent during their respective service terms in 2008 and 2009.

Pursuant to the terms of the Company’s Articles, the directors are divided into three classes. Class III Directors, Messrs. Brenninkmeijer, Rau, Slater and Tyler, as well as Class II Director, Mr. Duncan, hold office for a term expiring at this Annual Meeting. The other Class II Directors, Messrs. Damone and Lynch, hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2011. Class I Directors, Messrs. Shidler and Wilson, hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2010. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. At each Annual Meeting of Stockholders, the successors to the class of directors whose term expires at that meeting will be elected to hold office for a term continuing until the Annual Meeting of Stockholders held in the third year following the year of their election and the election and qualification of their successors.

The Board of Directors held 14 meetings and acted once by unanimous consent during 2008. Each of the directors serving in 2008 attended at least 75% of the total number of meetings of the Board of Directors and of the respective committees of the Board of Directors of which he was a member. Although the Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, all of the directors then serving attended the 2008 Annual Meeting of Stockholders.

The Board of Directors has adopted Corporate Governance Guidelines to reflect the principles by which it operates. These guidelines, as well as the charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors, are accessible at the investor relations pages of the Company’s website at www.firstindustrial.com and are available in print to any stockholder who requests them. The Company has adopted a Code of Business Conduct and Ethics which includes the principles by which the Company expects its employees, officers and directors to conduct Company business and which is accessible at the investor relations pages of the Company’s website at www.firstindustrial.com and is available in print to any stockholder who requests them. The Company intends to post on its website amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics. We also post or otherwise make available on our website from time to time other information that may be of interest to our investors. However, none of the information provided on our website is part of the proxy solicitation material. See “Other Matters-Incorporation by Reference” herein.

PROXY STATEMENT

The Board of Directors has appointed an Audit Committee, a Compensation Committee, an Investment Committee, a Nominating/Corporate Governance Committee and a Special Committee.

Audit Committee.  The Audit Committee is directly responsible for the appointment, discharge, compensation, and oversight of the work of any independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. In connection with such responsibilities, the Audit Committee approves the engagement of independent public accountants, reviews with the independent public accountants the audit plan, the audit scope, and the results of the annual audit engagement, pre-approves audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, pre-approves audit and non-audit fees and reviews the adequacy of the Company’s internal control over financial reporting.

The membership of the Audit Committee currently consists of Messrs. Rau, Lynch and Wilson, each of whom, in the judgment of the Company’s Board of Directors, is independent as required by the listing standards of the NYSE and the rules of the SEC. In the judgment of the Company’s Board of Directors, each member is financially literate as required by the listing standards of the NYSE. Further, in the judgment of the Company’s Board of Directors, Mr. Rau is an “audit committee financial expert,” as such term is defined in the SEC rules, and has “accounting or related financial management expertise,” as defined in the listing standards of the NYSE. See Mr. Rau’s biography above. The Audit Committee met 11 times in 2008.

Compensation Committee.  The Compensation Committee has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee administers, and has authority to grant awards under, the First Industrial Realty Trust, Inc. 1994 Stock Incentive Plan (the “1994 Stock Plan”), the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan (the “1997 Stock Plan”), the First Industrial Realty Trust, Inc. Deferred Income Plan, the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan (the “2001 Stock Plan”) and, if approved by stockholders, the 2009 Stock Incentive Plan. The Compensation Committee currently consists of Messrs. Slater, Lynch and Wilson, each of whom, in the judgment of the Company’s Board of Directors, is independent as required by the listing standards of the NYSE. Each of Mr. Tyler, prior to his appointment as interim Chief Executive Officer in October 2008, and Mr. Newman, prior to his resignation from the Board of Directors in February 2009, served as a member of the Compensation Committee and was, in the judgment of the Board of Directors, independent during the term of his service as required by the listing standards of the NYSE. The Compensation Committee met 10 times in 2008.

Investment Committee.  The Investment Committee provides oversight and discipline to the investment process. Investment opportunities are described in written reports based on detailed research and analyses in a standardized format applying appropriate underwriting criteria. The Investment Committee meets with the Company’s acquisition personnel, reviews each submission thoroughly and approves acquisitions of land having a total investment of greater than $5 million and all other acquisitions and development projects having a total investment of greater than $20 million. The Investment Committee makes a formal recommendation to the Board of Directors for all acquisitions and development projects with a total investment in excess of $50 million. The membership of the Investment Committee currently consists of Messrs. Damone, Duncan and Shidler. The Investment Committee met 21 times and acted six times by unanimous consent in 2008.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee recommends individuals for election as directors at the Annual Meeting of Stockholders of the Company and in connection with any vacancy that may develop on the Board of Directors. The Board of Directors, in turn, as a whole by a majority vote either approves all of the nominations so recommended by the Nominating/Corporate Governance Committee or rejects all of the nominations in whole, but not in part. In the event that the Board of Directors as a whole by a majority vote rejects the recommended nominations, the Nominating/Corporate Governance Committee would develop a new recommendation. In addition, the Nominating/Corporate Governance Committee develops and oversees the Company’s corporate governance policies. The current Nominating/Corporate Governance Committee consists of Messrs. Lynch, Tyler and Rau, each of whom, in the judgment of the Company’s Board of Directors, is independent as required by the listing standards of the NYSE. In 2008,

PROXY STATEMENT

Nominating/Corporate Governance Committee consisted of Messrs. Lynch, Slater and Wilson, each of whom, in the judgment of the Company’s Board of Directors, is independent as required by the listing standards of the NYSE. Mr. Lynch is the current Chairman of the Nominating/Corporate Governance Committee and also presides at meetings of non-management directors. The Nominating/Corporate Governance Committee met four times during 2008 and met in February 2009 to determine its nominations for this Proxy Statement.

The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders of the Company. In order for a stockholder to nominate a candidate for election as a director at an Annual Meeting, notice must be given in accordance with the Bylaws of the Company to the Secretary of the Company not more than 180 days nor less than 75 days prior to the first anniversary of the preceding year’s Annual Meeting. The fact that the Company may not insist upon compliance with the requirements contained in its Bylaws should not be construed as a waiver by the Company of its right to do so at any time in the future.

In general, it is the Nominating/Corporate Governance Committee’s policy that, in its judgment, its recommended nominees for election as members of the Board of Directors of the Company must, at a minimum, have business experience of a breadth, and at a level of complexity, sufficient to understand all aspects of the Company’s business and, through either experience or education, have acquired such knowledge as is sufficient to qualify as financially literate. In addition, recommended nominees must be persons of integrity and be committed to devoting the time and attention necessary to fulfill their duties to the Company.

The Nominating/Corporate Governance Committee may identify nominees for election as members of the Board of Directors of the Company through its own sources (including through nominations by stockholders made in accordance with the Company’s Bylaws), through sources of other directors of the Company, and through the use of third-party search firms. The Company has previously engaged a third party search firm to identify potential nominees, including Mr. Brenninkmeijer, and may do so again in the future. Subject to the foregoing minimum standards, the Nominating/Corporate Governance Committee will evaluate each nominee on a case-by-case basis, assessing each nominee’s judgment, experience, independence, understanding of the Company’s business or that of other related industries, and such other factors as the Nominating/Corporate Governance Committee concludes are pertinent in light of the current needs of the Company’s Board of Directors.

Special Committee.  The Special Committee is authorized, within limits specified by the Board of Directors, to approve the terms under which the Company issues or repurchases Common Stock, preferred stock or depository shares representing fractional interests in preferred stock, or under which the Company or any of the Company’s subsidiaries, including First Industrial, L.P., issues or repurchases debt. The membership of the Special Committee currently consists of Messrs. Shidler, Duncan and Rau. The Special Committee acted by unanimous consent five times during 2008.

Communications by Stockholders.  Stockholders of the Company may send communications to the Board of Directors as a whole, its individual members, its committees or its non-management members as a group. Communications to the Board of Directors as a whole should be addressed to “The Board of Directors”; communications to any individual member of the Board of Directors should be addressed to such individual member; communications to any committee of the Board of Directors should be addressed to the Chairman of such committee; and communications to non-management members of the Board of Directors as a group should be addressed to the Chairman of the Nominating/Corporate Governance Committee. In each case, communications should be further addressed “c/o First Industrial Realty Trust, Inc., 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.” All communications will be forwarded to their respective addressees and, if a stockholder marks his or her communication “Confidential”, will be forwarded directly to the addressee.

DIRECTOR COMPENSATION

Directors of the Company who are also employees, namely Bruce W. Duncan (our Chief Executive Officer) and Michael G. Damone (a non-executive employee), receive no additional compensation for their services as a director. W. Ed Tyler did not receive additional compensation for his service as a director during his tenure as the

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Company’s interim Chief Executive Officer. Due to his service as our interim Chief Executive Officer, compensation received by Mr. Tyler for his service as a director is included in the Executive Summary Compensation Table.

Compensation of non-employee directors is reviewed annually by the Compensation Committee of the Board of Directors, which makes any recommendations of compensation changes to the entire Board of Directors. Currently, non-employee directors of the Company receive an annual director’s fee equivalent in value to $40,000. At least 50% of the value of such fee must be taken in the form of restricted Common Stock but directors can elect to receive a greater proportion of their fee in restricted Common Stock. The Chairman of the Board of Directors receives an additional fee of $50,000 for his service as Chairman of the Board of Directors; the Chairman of the Audit Committee receives an additional fee of $20,000 for his service as Chairman of the Audit Committee; the Chairman of the Compensation Committee receives an additional fee of $10,000 for his service as Chairman of the Compensation Committee; and the Chairman of the Nominating/Corporate Governance Committee receives an additional fee of $5,000 for his service as Chairman of the Nominating/Corporate Governance Committee. Each non-employee director also receives $2,000 for each in-person meeting of the Board of Directors attended, $1,500 for each telephonic Board meeting in which he participated, $2,000 for each in-person committee meeting attended and $1,500 for each telephonic committee meeting in which he participated. In addition, Mr. Lynch received a fee of $15,000, and each of Messrs. Rau and Slater received a fee of $10,000, for their respective service in connection with the Board’s search for a new Chief Executive Officer. Shares of restricted Common Stock issued to directors receive dividends at the same rate as the Company’s Common Stock. Non-employee directors are not entitled to retirement benefits, incentive compensation or perquisites, although they are reimbursed for their out-of-pocket expenses for meeting attendance.

DIRECTOR COMPENSATION SUMMARY

	Fees Earned
	or Paid in	Stock		All Other	Total
Name	Cash ($)(1)	Awards ($)(2)		Compensation ($)(3)	Compensation ($)

John W. M. Brenninkmeijer	$19,000	$12,898	(4)	$3,759	$35,657
Kevin W. Lynch	$63,500	$81,321	(5)	$23,045	$167,866
Robert D. Newman	$40,500	$41,390	(6)	$9,589	$91,479
John Rau	$83,500	$75,603	(7)	$22,862	$181,965
Jay H. Shidler	$55,000	$88,767	(8)	$28,532	$172,299
Robert J. Slater	$71,500	$88,746	(9)	$28,532	$188,778
J. Steven Wilson	$78,000	$88,767	(10)	$28,532	$195,299

(1)	Does not include that portion of non-employee directors’ annual director fees paid in the form of Stock Awards. See under “Stock Awards” in the adjacent column.

(2)	All reported awards are of shares of restricted Common Stock and amounts reported represent the amount of expense recognized by the Company during 2008 under Statement of Financial Accounting Standard No. 123R (Share-Based Payments) (“FAS 123R”) for grants made in 2008 and prior years. The grant date fair value of each stock award granted in 2008 to a director is reflected in the footnotes below. The grant date fair value determined under FAS 123R for each award is approximately equal to the product of the number of shares of restricted Common Stock granted multiplied by the closing price of the Common Stock as reported by the NYSE on the applicable date of grant ($30.92 on January 8, 2008; $31.39 on April 8, 2008; $28.54 on July 8, 2008; $15.02 on October 9, 2008).

(3)	Amounts represent dividends on shares of unvested restricted Common Stock. Amounts do not include dividends/distributions paid on original shares of Common Stock issued in connection with the Company’s initial public offering, shares of Common Stock purchased subsequently in the open market or by exercise of options, shares of formerly restricted Common Stock after such stock has vested or on limited partnership units of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock).

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(4)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Brenninkmeijer received grants of restricted Common Stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively. As of December 31, 2008, Mr. Brenninkmeijer held 3,083 shares of unvested restricted Common Stock.

(5)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Lynch received grants of restricted Common Stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively. As of December 31, 2008, Mr. Lynch held 10,488 shares of unvested restricted Common Stock.

(6)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Newman received grants of restricted Common Stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively. As of December 31, 2008, Mr. Newman held 5,502 shares of unvested restricted Common Stock.

(7)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Rau received grants of restricted Common Stock with the following grant date fair values: $4,483; $4,552; $48,004; and $2,613, respectively. As of December 31, 2008, Mr. Rau held 10,098 shares of unvested restricted Common Stock.

(8)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Shidler received grants of restricted Common Stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively. As of December 31, 2008, Mr. Shidler held 12,765 shares of unvested restricted Common Stock.

(9)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Slater received grants of restricted Common Stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively. As of December 31, 2008, Mr. Slater held 12,765 shares of unvested restricted Common Stock.

(10)	On January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Wilson received grants of restricted Common Stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively. As of December 31, 2008, Mr. Wilson held 12,765 shares of unvested restricted Common Stock and 40,000 options.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

FUNDAMENTAL CHANGES

There were fundamental changes to our business and leadership during the fourth quarter of 2008. To adjust to the continuing difficulty in the capital markets, the lower level of transactions anticipated in the real estate market and the more challenging general economic environment, we implemented a significant cost reduction plan, which included substantial personnel reductions and the closure of our European operations. In addition, we reduced our dividend to align it with more predictable income streams, such as income from property rental operations. Also during Fall 2008, but separately and on different dates, each of our Chief Executive Officer, Chief Financial Officer and Executive Vice President — Operations resigned. Our Chief Executive Officer role was filled for the remainder of 2008 on an interim basis by W. Ed Tyler, one of our directors since 2000, and by Bruce W. Duncan upon his hiring on January 9, 2009. Our Chief Financial Officer role has been filled on an interim basis by Scott A. Musil, our Chief Accounting Officer and an employee of First Industrial in various capacities since 1995. As a result of all of these changes, many of the compensation plans and employment agreements in effect at the beginning of 2008 are no longer in effect or no longer serve their intended purpose.

OBJECTIVES AND DESIGN OF COMPENSATION PROGRAM

The Company maintains the philosophy that compensation of its executive officers and other employees should serve the best interests of the Company’s stockholders. Accordingly, the Company believes its executive compensation program should not only serve to attract and retain talented, capable individuals, but also to provide them with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance. To this end, the Company’s compensation program consists of a mix of compensation that is intended to compensate executive officers for their contributions during the year and to reward them for achievements that lead to increased Company performance and increases in stockholder value.

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THE EXECUTIVE COMPENSATION PROCESS AND THE ROLE OF EXECUTIVE OFFICERS IN COMPENSATION DECISIONS

The Compensation Committee of the Company’s Board of Directors (the “Committee”) has overall responsibility for approving and evaluating the compensation plans, policies and programs relating to the executive officers of the Company. The Compensation Committee typically formulates senior executive compensation beginning in the December before and in the first quarter of the applicable fiscal year by setting that year’s salary and, if applicable, target maximum cash and equity bonus for the Chief Executive Officer, the Chief Financial Officer and other senior executive officers (“Senior Management”). Also, typically, in the first quarter of the applicable fiscal year, the Compensation Committee adopts, and the full Board of Directors ratifies, the performance criteria (the “Performance Criteria”) to be used to determine the incentive compensation of Senior Management (other than those covered by separate plans or agreements) for that year. Then, after the end of the applicable fiscal year, the Compensation Committee meets to determine incentive compensation to be paid to Senior Management with respect to that year pursuant to the Performance Criteria or, as applicable, pursuant to separate plans or agreements. Per such determination, the Company pays cash bonuses, typically in February, and issues restricted stock, typically in March.

Periodically, though not every year, the Company and the Compensation Committee engage the services of outside consultants to evaluate the Company’s executive compensation program. In 2008, the Compensation Committee retained FPL Associates, an outside consultant, to review the appropriateness of the compensation of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Investment Officer and Executive Vice President — Operations, and certain other members of senior management. As part of its review, the outside consultant surveyed a range of real estate companies that included not only the Company’s industrial peers, but similarly sized companies and companies with similar operating strategies from other sectors of the REIT industry. Peers identified were: AMB Property Corp., PS Business Parks, Inc., Eastgroup Properties, Inc., Liberty Property Trust, ProLogis, Duke Realty Corp., Taubman Centers, Inc., Corporate Office Properties Trust, Crescent Real Estate Equities, FelCor Lodging Trust, Inc., Home Properties, Inc., Maguire Properties, Inc., Essex Property Trust, Inc., BRE Properties, Inc., Realty Income Corporation, Pennsylvania REIT, Cousins Properties, Inc., Crescent Real Estate Equities, Vornado Realty Trust, Kimco Realty Corporation, Mack-Cali Realty Corp., SL Green Realty Corp., Boston Properties, Inc. and Developers Diversified Realty. The Compensation Committee used this survey not as a benchmark, per se, but rather to gauge generally the appropriateness of the Company’s executive compensation programs and to gauge the appropriateness of the levels of base compensation paid to its Senior Management. In addition, the Compensation Committee used this survey to develop the Performance Criteria for 2008 incentive compensation, as described below.

Historically, the Company’s Chief Executive Officer and Chief Financial Officer have participated in meetings with the Compensation Committee at various times throughout the year. During the December before and first quarter of the applicable fiscal year, they typically meet with the Compensation Committee to present and discuss recommendations with respect to the applicable fiscal year’s salaries and target maximum cash and equity bonus for Senior Management not covered by separate plans or agreements. In the first quarter of each year, they typically meet with the Compensation Committee to present and discuss recommendations with respect to incentive compensation for the year just ended. They also traditionally meet with the Compensation Committee regarding employment agreements that the Company has entered into and assist the Compensation Committee in providing compensation information to outside consultants engaged to evaluate the Company’s compensation programs.

In 2008 and 2009, an ad hoc committee of the Board of Directors, including Messrs. Lynch, Rau, Shidler, Slater and Tyler, which was formed for evaluating and selecting a new chief executive officer (the “Search Committee”), also had a significant role in determining the compensation for Mr. Duncan. As Mr. Duncan was not previously employed by First Industrial, his employment arrangements reflect terms and conditions that were negotiated with him. Among factors considered by the Search Committee during these negotiations were:

•	Mr. Duncan’s reputation, experience and skill;

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•	the compensation that would be payable to an alternative candidate for the position; and

•	the compensation payable to and structure utilized for the employment of a new chief executive officer of a real estate investment trust in circumstances that the committee considered to be comparable to the Company’s.

The committee did not consider the employment terms of the Company’s former Chief Executive Officer, Michael W. Brennan, important to its evaluation because Mr. Duncan was not promoted from within First Industrial as was Mr. Brennan.

During its negotiations, the Search Committee relied upon analysis provided by FPL Associates L.P., which has advised the Compensation Committee in various compensation determinations for the Company in the past. The committee considered the compensation available to Mr. Duncan both annually and in the aggregate over a period of four years assuming appreciation of the price of First Industrial’s common stock. The committee also considered the amounts that would be payable to Mr. Duncan in the event of the termination of his employment due to a change of control or other factors.

EXECUTIVE COMPENSATION COMPONENTS

The components of the Company’s executive compensation program are base salary, incentive bonuses (both cash and equity awards) and benefits/perquisites (including premiums paid by the Company on term life insurance and long-term disability insurance, car allowances, moving and housing allowances, personal financial planning allowances, 401(k) matching contributions and standard health, life and disability insurance).

Each component of the Company’s executive compensation program serves to attract and retain talented, capable individuals to the Company’s management ranks. Incentive bonuses serve the added purpose of providing such individuals with proper incentives linked to performance criteria that are designed to maximize the Company’s overall performance.

The Company considers base salary, incentive bonuses and benefits/perquisites as independent components of the Company’s executive compensation program. Base salary and benefits/perquisites are intended to compensate Senior Management for services rendered and increases to their base salary are a function of individual performance and general economic conditions. Incentive bonuses, by contrast, are linked to, and are a function of the achievement of, Performance Criteria that are designed to maximize the Company’s overall performance. Historically, base salary and benefits/perquisites have constituted approximately 1/3 of Senior Management’s compensation in a typical year, while incentive bonus has made up approximately 2/3. Although this proportion may vary from year to year, this allocation between base salary and incentive compensation is consistent with the Compensation Committee’s compensation philosophy that Senior Management’s compensation should be largely tied to performance criteria designed to maximize the Company’s overall performance.

The Compensation Committee does not have a specific policy regarding the mix of cash and non-cash compensation awarded to Senior Management, although it believes that a significant portion of Senior Management compensation should be paid in the form of equity. For members of Senior Management with employment agreements, the mix of target maximum cash and non-cash incentive compensation they are entitled to receive is set forth in their respective employment agreements. Depending on the individual, non-cash compensation makes up approximately 40% of the potential incentive compensation for executive officers who have been or were employed by First Industrial for a long term. For Mr. Duncan, annual bonuses will be payable in a combination of cash and fully vested shares of common stock, and it is expected that the portion paid in common stock will be proportionate to the non-cash incentive compensation received by the Company’s senior executives generally.

When granting non-cash compensation to Senior Management, the Compensation Committee has typically utilized restricted stock awards. Typically, these awards vest ratably over 3 years and are denominated based on the closing price of the Company’s Common Stock on the day prior to the submission of award information and recommendations to the Compensation Committee for purposes of its award determinations. The Compensation Committee believes that restricted stock awards and restricted stock unit awards play an important role in aligning

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management’s interests with those of the Company’s stockholders in that restricted stock and restricted stock units (other than the vesting and transfer restrictions applicable to them) are economically identical to stockholders’ common stock. For this reason, restricted stock awards have been a significant part of executive compensation, although the Compensation Committee may use other forms of equity compensation, such as stock options, in the future.

SETTING EXECUTIVE COMPENSATION

Base Salary

The Company provides Senior Management with base salary to compensate them for services rendered during the fiscal year. The base salaries of Senior Management are a function of either the minimum base salaries specified in their employment agreements or the base salary negotiated at the time of their hire, and any subsequent increases to such base salaries approved by the Compensation Committee. In determining increases to such base salaries for the following year, the Compensation Committee considers individual performance of Senior Management in the most recently completed year, including organizational and management development and sales leadership exhibited from year-to-year and peer information provided by compensation consultants. The Compensation Committee also considers general economic conditions prevailing at the end of such year, when the increases for the following year are typically determined.

On January 23, 2008, the Compensation Committee determined 2008 salaries for Senior Management, except for Mr. Musil whose salary was set in accordance with Company policy applicable to employees generally as he was not among the members of Senior Management within the Compensation Committee’s purview at that time. Mr. Pientka’s 2008 base salary was not increased over his 2007 base salary. The increase in the 2008 base salary over the 2007 base salary of Mr. Brennan reflects a cost of living increase. The increase in the 2008 base salary over the 2007 base salary of Messrs. Yap, Havala, Draft and Cutlip reflects, in addition to a cost of living increase, the Compensation Committee’s consideration of their contributions to the Company’s strong performance during 2007. Mr. Tyler’s base salary for his service, commencing in October 2008, as interim Chief Executive Officer was set at $250,000 per month, with a minimum, non-refundable four months due and payable in advance. This monthly salary was intended to compensate Mr. Tyler at a rate consistent with the market rates for full-time chief executive officers.

In meetings during December 2008, the Compensation Committee determined not to increase base salaries for 2009 due to the general economic conditions prevailing at the end of 2008, and in order to conserve cash.

Incentive Bonuses

The Company provides its senior executives with incentive compensation, which currently includes cash and equity awards in the form of restricted stock, to incentivize and reward them for Company and individual performance in specified areas that serves the best interests of the Company’s stockholders.

2008 Executive Officer Bonus Plan

For 2008, Messrs. Yap, Brennan, Havala and Draft participated in an incentive compensation plan (the “2008 Executive Officer Bonus Plan”) which derived from the Company’s strategic plan at the time of adoption. Under the 2008 Executive Officer Bonus Plan, cash and restricted stock awards are based on a target maximum cash and equity bonus, expressed as a percentage of participants’ base salaries. The target maximum cash and equity bonus are based on targets required by participants’ employment agreements and are subject to increase by the

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Compensation Committee. The target maximum bonus for 2008 for Messrs. Yap, Brennan, Havala and Draft for purposes of the 2008 Executive Officer Bonus Plan were as follows:

	Target Maximum	Target Maximum
Executive Officer	Cash Bonus	Equity Bonus

Johannson L. Yap	200%	187%
Michael W. Brennan	225%	187%
Michael J. Havala	200%	187%
David P. Draft	180%	187%

Under the 2008 Executive Officer Bonus Plan, the Compensation Committee must consider four broad performance categories designed to reward different areas of performance. These categories are funds from operations (“FFO”)(1)( per share (as defined by the Company), capital deployment and raising, same store net operating income (“SS NOI”)(2)( and total shareholder return. Weighting factors are assigned to each of the performance categories, such that performance in certain categories will have a more pronounced impact on the bonus payments made under the 2008 Executive Officer Bonus Plan than will performance in other categories. The 2008 Executive Officer Bonus Plan assigns a 40% weighting factor to the FFO per share category, a 25% weighting

( (1) FFO is a non-GAAP measure that for 2008 purposes the Company defined as net income available to common stockholders, plus depreciation and amortization of real estate, minus accumulated depreciation and amortization on real estate sold. Investors in and analysts following the real estate industry utilize FFO, variously defined, as a supplemental performance measure. The Company considers FFO, given its wide use by and relevance to investors and analysts, an appropriate supplemental performance measure. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. In addition, FFO is commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO should not be considered as a substitute for net income available to common stockholders (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs or to the definition of FFO published by NAREIT. Please see the reconciliation of FFO to net income available to common stockholders contained in our Current Report on Form 8-K dated March 2, 2009.
( (2) NOI and SS NOI are non-GAAP measures. The Company defines NOI as revenues of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI includes NOI from discontinued operations. The Company defines SS NOI as NOI, less NOI of properties not in the applicable same store pool, less the impact of straight-line rent and the amortization of above/below market rent. NOI and SS NOI provide a measure of rental operations, and do not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. In addition, NOI and SS NOI are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. NOI and SS NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. NOI and SS NOI should not be considered as a substitute for net income available to common stockholders (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. NOI and SS NOI as calculated by the Company may not be comparable to similarly titled, but differently calculated, measures of other REITs. Please see the reconciliation of NOI to net income available to common stockholders contained in our Current Report on Form 8-K dated March 2, 2009.

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factor to each of the capital deployment and raising and total shareholder return categories (distributed among subcategories, as described below), and a 10% weighting factor to the same store NOI category. FFO is given the greatest weight in this calculation because the Compensation Committee believes this category represents the most important goal for our executive officers for the reasons stated in note 1 below.

Two of the broad categories of the 2008 Executive Officer Bonus Plan include subcategories identifying more specific goals and objectives. Specifically, under the broad category “capital deployment and raising” are the subcategories (i) investments, measured as the acquisitions closed by the Company together with developments started by the Company, to which is assigned a 10% weighting factor, (ii) capital raising, measured as new and renewed equity together with debt capital closed by the Company (excluding, for joint ventures and funds in which the Company participates, equity committed by the Company), to which is assigned a 10% weighting factor, and (iii) capital capacity, measured as the sum of the total capitalization reflected on the Company’s balance sheet, plus the assets of the joint ventures and funds in which the Company participates, plus the unused capital capacity of the joint ventures and funds in which the Company participates, plus assets managed by the Company for third parties, to which is assigned a 5% weighting factor. Similarly, under the broad category “total shareholder return” are the subcategories (y) the Company’s absolute shareholder return (including both change in stock price and dividends) and (z) the Company’s shareholder return relative to the total return of the Morgan Stanley REIT Index, to each of which is assigned a 12.5% weighting factor.

The 2008 Executive Officer Bonus Plan also has performance targets and thresholds relating to each performance category as detailed in the table below. Achievement of specified minimum and maximum thresholds with respect to each performance category results in eligibility for 25% or 100%, respectively, of the bonus opportunity associated with that performance category, subject to the Committee’s ability to exercise negative discretion to reduce the payment amount. Achievement by the Company of specifically identified intermediate levels of performance with respect to each performance category would result in a prorated award. Achievement at more than the 100% payout level for any individual performance category may offset a failure to meet at least the 100% payout level for another performance category, but in no event would any officer receive more than 100% of the applicable total maximum bonus opportunity.

		2008 Threshold
		Bonus Payout
Weighting	Metric	25%	100%

40%	1. FFO/Share	$4.70	$5.00
25%	2. Capital Deployment/Raising
	10% Investments	$1.0 bil	$2.3 bil
	10% Capital Raising	$0.5 bil	$1.8 bil
	5% Capital Capacity	$10 bil	$11.5 bil
10%	3. Operations
	Same Store NOI%	2.0%	5.0%
25%	4. Total Shareholder Return
	12.5% Absolute Return — FR	5.0%	12.5%
	12.5% Relative to REIT Index (RMS)	-2.0%	+ 3.50%

100%

Since Messrs. Brennan’s, Havala’s and Draft’s employment with the Company terminated prior to December 31, 2008, only Mr. Yap’s incentive compensation was evaluated under the 2008 Executive Officer Bonus Plan. Although certain minimal payments were justified based on the above targets, the Compensation Committee exercised its discretion to award no incentive compensation to Mr. Yap based on the Company’s overall performance in 2008 and the current economic environment.

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Other Senior Executives

Incentive compensation for other members of Senior Management was covered by their respective employment agreements or, in the case of Mr. Musil, was a function of Company policy applicable to employees generally. In the case of Mr. Musil, for 2008 his target maximum cash bonus was 125% of salary and his target maximum equity bonus was 90% of salary. In the case of Mr. Pientka, his employment agreement, which expired in January 2009, provided that his annual incentive compensation be based on an amount equal to two percent (2%) of net after-tax profits generated from land purchases and sales, ground-up development and redevelopment activities. Mr. Pientka’s incentive compensation metrics were narrowly focused because Mr. Pientka’s responsibilities were primarily related to the Company’s development activities rather than Company-wide activities. Mr. Pientka had no target maximum cash and equity bonus under his employment agreement, and his incentive compensation was calculated and paid quarterly. Mr. Cutlip’s employment agreement specified that his potential incentive compensation consisted of 35% of the aggregate payments made to the Company’s North American managing directors under their applicable incentive plans, calculated and paid on a quarterly basis, and up to $300,000 of additional incentive compensation annually for achievement of certain goals and projects.

Based on the Company’s performance in 2008, the Compensation Committee determined in January 2009 to award no incentive compensation to Mr. Musil. Mr. Pientka retained all incentive compensation payments made to him in 2008 and, as part of his severance payment at the time of his termination in February 2009, received an amount equal to the cash value of the incentive compensation that would otherwise have been due him per his employment agreement. Mr. Cutlip retained all incentive compensation payments made to him in 2008 and, since his employment with the Company terminated prior to December 31, 2008, he was not eligible for additional incentive compensation.

Mr. Tyler was not eligible to participate in the Company’s bonus plans during his service as our interim President and CEO. Mr. Tyler’s compensation was comprised of two principal components, $250,000 per month in salary, with a minimum, non-refundable four months due and payable in advance, and a right to receive a cash payment equal to the appreciation in value of 75,000 shares of our common stock based on the excess of the closing price of our common stock on October 22, 2009 over $7.94, which was the closing price on the grant date. While the reasons for Mr. Tyler’s base salary are described above, the stock appreciation payment was designed to address a different set of considerations of First Industrial as well as the concerns of Mr. Tyler. This payment is designed to reward Mr. Tyler for his success in transition of the Chief Executive Officer leadership role from one long-term chief executive officer to another. For this purpose, the Compensation Committee resolved to utilize stock price as an indicator of success. However, the committee did not believe that it was appropriate to evaluate Mr. Tyler’s success at the end of his term of service as interim Chief Executive Officer because his role was expected to be transitional and would end before the Company had fully implemented its announced restructuring and before a new business model was refined. The Compensation Committee determined that it would instead be appropriate to evaluate Mr. Tyler’s success utilizing the Company’s stock price on the first anniversary of the commencement of Mr. Tyler’s service as interim Chief Executive Officer.

Mr. Duncan is not entitled to a bonus for 2008 because he was not employed by the Company during that year. He will be eligible for a bonus for 2009 and subsequent fiscal years. Under his employment agreement, Mr. Duncan is entitled to a maximum bonus no greater than 200% of his annualized year-end base salary, with the composition of such payment between cash and equity to be determined by the Compensation Committee. The percentage of Mr. Duncan’s annual bonus payable in equity is expected to be comparable to, and may not be greater than, the percentage of non-cash incentive compensation received by our senior executives generally. In addition, commencing with the annual grant of long-term awards to senior executives of the Company during 2010, Mr. Duncan is entitled to participate in all long-term cash and equity incentive plans applicable generally to the Company’s other senior executives.

The Compensation Committee awarded Mr. Duncan restricted stock units, rather than restricted stock, upon his employment. Unlike an award of restricted stock, Mr. Duncan is not entitled to voting rights for the 1,000,000 shares underlying his award. Mr. Duncan is also not entitled to dividends until vesting, but upon

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vesting he is entitled to an amount (payable at the Company’s choice in shares or cash) equal to the aggregate amount of dividends payable on vested shares from the date of grant to the date of vesting. These dividend equivalent rights therefore subject Mr. Duncan’s dividend rights to the risk of forfeiture if the vesting conditions for shares are not satisfied but put him in a roughly equivalent economic position if the shares do vest.

Mr. Duncan’s restricted stock units differ from the Company’s typical restricted stock awards because they are subject to a longer, 4-year ratable vesting schedule and because 40% (400,000 shares) of the shares underlying the award further requires performance targets to be met. The Compensation Committee believes that Mr. Duncan should earn equity in part for leading the Company and in part only if the performance of the Company improves under his leadership. Setting performance targets to evaluate Mr. Duncan’s success was difficult because the Company had begun substantial changes to its business model prior to hiring Mr. Duncan, making past performance criteria inapplicable, and the Company expects Mr. Duncan, along with its other senior executives, to help define the Company’s future goals and operations. In light of these difficulties, the Compensation Committee determined to use the market price performance of the Company’s common stock as a measure of performance. 25% of Mr. Duncan’s performance-based restricted stock units will vest in the event that the Company attains stock price targets of $11.00, $15.00, $19.00 and $23.00, respectively, prior to December 31, 2013.

The Compensation Committee continues to recognize that stock price can be (and has been) affected by numerous factors outside of the Company’s performance. The Compensation Committee also observed that a comparable equity award issued to the new chief executive officer of a real estate investment trust whose circumstances the committee considered to be comparable to the Company’s also relied upon stock price improvement for performance-based vesting and subjected 40% of that executive’s equity award to performance-based, in addition to time-based, vesting.

Benefits/Perquisites

The Company provides Senior Management with certain benefits/perquisites, which, depending on the officer, have included premiums paid by the Company on term life insurance and long-term disability insurance, car allowances, personal financial planning allowances, and, when applicable, moving and housing allowances. Senior Management, along with all of the Company’s other full time employees, are also eligible to receive 401(k) matching contributions and standard health, life and disability insurance. Premiums have been paid by the Company on term life insurance and long-term disability insurance and personal financial planning allowances have been provided only to those with, and as specified in, employment agreements. Any car allowances are a function of the market rates to lease and operate an executive class vehicle prevailing when the allowance was set. 401(k) matching payments are a function of each member of Senior Management’s contribution to his 401(k) account during the year and the percentage match which management determines to apply to the Company’s 401(k) Plan for that year. Standard health, life and disability insurance benefits are a function of the group benefit packages the Company is able to negotiate with third party providers.

Based on the Company’s performance in 2008, management determined not to apply a matching payment to the Company’s 401(k) Plan for 2008. In addition, as of March 15, 2009, each of Messrs. Duncan and Yap has voluntarily surrendered his right to receive a car allowance.

Termination and Change-in-Control Triggers

Certain members of Senior Management have, or had, an employment agreement, and all Senior Management has agreements in respect of their restricted stock awards or restricted stock units pursuant to the Company’s stock incentive plans, and such agreements specify events, including involuntary termination and change-in-control, that trigger the payment of cash and/or vesting in restricted stock awards. The Company believes having such events as triggers for the payment of cash and/or vesting in restricted stock awards promotes stability and continuity of management. See “Potential Payments Upon Termination or Change of Control” below for more information on the payments triggered by such events.

PROXY STATEMENT

Stock Ownership Guidelines

The stock ownership guidelines for the Company’s directors and senior executive officers are as follows:

	Retainer/
	Base Salary
Position	Multiple

Directors	3	x
Chief Executive Officer	5	x
Chief Financial Officer, Chief Investment Officer and Executive Vice Presidents	4	x

The stock ownership goal for each person subject to the ownership guidelines is determined on an individual basis, first in dollars as a multiple of the director’s annual retainer or the executive’s base salary, and then by converting that amount to a fixed number of shares. For directors and executives who were in office as of January 1, 2008, the stock ownership goal is determined using their retainers and base salaries in effect as of that date and must be achieved by January 1, 2013. For persons assuming a director or executive level position after January 1, 2008, the stock ownership goal is determined using their retainers and base salaries in effect on the date they become subject to the ownership guidelines and must be achieved within five years after that date. A copy of the Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at www.firstindustrial.com.

Stock Retention Requirements

Until the directors and senior executive officers reach their respective stock ownership goal, they will be required to retain shares that are owned on the date they became subject to the Stock Ownership Guidelines and at least seventy-five percent (75%) of “net shares” delivered through the Company’s executive compensation plans. “Net shares” deducts from the number of shares obtained by exercising stock options or through the vesting of awards the number of shares the executive sells to pay exercise costs or taxes. If the executive transfers an award to a family member, the transferee becomes subject to the same retention requirements. Until the director and executive stock ownership goals have been met, shares may be disposed of only for one or more of the exclusion purposes as set forth in the Company’s Stock Ownership Guidelines.

Tax Implications

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company does not believe that Section 162(m) of the Code is applicable to its current arrangements with its executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of the Company has reviewed, and discussed with management, the Compensation Discussion and Analysis included above in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s annual report on Form 10-K for the Company’s fiscal year ended December 31, 2008.

Submitted by the Compensation Committee:

Robert J. Slater, Chairman
Kevin W. Lynch
J. Steven Wilson

PROXY STATEMENT

EXECUTIVE SUMMARY COMPENSATION TABLE

The Summary Compensation Table below sets forth the aggregate compensation, including cash compensation and amortization expenses of, and ordinary dividends with respect to, restricted stock awards, as applicable, paid by the Company for the specified fiscal years to W. Edwin Tyler, who served as interim Chief Executive Officer; to Scott A. Musil, the Company’s acting Chief Financial Officer; and certain of the Company’s other highly compensated former and current executive officers. The 2008 Grants of Plan Based Awards Table following the Summary Compensation Table provides additional information regarding incentive compensation awarded by the Company to these officers in 2008.

								Non-Equity
				Stock		Option		Incentive Plan	All Other
		Salary		Awards		Awards		Compensation	Compensation	Total
Name and Principal Position(1)	Year	($)		($)(2)		($)		($)(3)	($)(4)	($)

W. Edwin Tyler(5)	2008	$1,065,274	(6)	$86,041	(7)	$196,500	(8)	$—	$26,214	$1,374,029
Interim President and CEO
Scott A. Musil(5)	2008	$225,000		$244,829		$—		$—	$44,569	$514,398
Acting Chief Financial Officer
Johannson L. Yap	2008	$365,000		$770,830		$—		$—	$167,285	$1,303,115
Chief Investment	2007	347,000		754,104		—		603,780	201,799	1,906,683
Officer	2006	334,000		594,722		—		467,500	199,208	1,595,430
Gerald Pientka	2008	$240,000		$468,167		$—		$281,278	$93,834	$1,083,279
Former Executive	2007	240,000		334,653		—		475,906	94,543	1,145,102
Vice President —	2006	221,846		158,333		—		424,825	78,569	883,573
Development
Michael W. Brennan	2008	$501,134		$2,968,869		$—		$—	$4,855,972	$8,325,975
Former President and	2007	600,000		1,219,139		—		776,872	308,741	2,904,752
CEO	2006	530,000		1,061,425		—		850,000	301,104	2,742,529
Michael J. Havala	2008	$333,279		$2,070,634		$—		$—	$1,800,880	$4,204,793
Former Chief	2007	328,000		756,229		—		570,720	205,315	1,860,264
Financial Officer	2006	315,000		682,314		—		450,500	210,887	1,658,701
David P. Draft	2008	$328,166		$1,468,356		$—		$—	$1,526,702	$3,323,224
Former Executive	2007	312,000		603,618		—		370,656	262,969	1,549,243
Vice President —	2006	300,000		543,297		—		391,000	145,247	1,379,544
Operations
Robert Cutlip(5)	2008	$266,715		$717,695		$—		$208,755	$975,860	$2,169,025
Former Executive Vice President — North America

(1)	Mr. Tyler served as our interim President and Chief Executive Officer from October 22, 2008 to January 9, 2009. Mr. Pientka served as our Executive Vice President — Development for all of 2008, resigning on February 26, 2009. Our other former officers named in this table resigned on various dates in 2008.

(2)	The amount reflected is the cost recognized by the Company in the applicable year under FAS 123R for restricted stock grants to the executive in that and prior years. For Messrs. Brennan, Havala, Draft and Cutlip, amounts for 2008 include approximately $2,110,593, $1,373,804, $986,222 and $404,271, respectively, of cost recognized by the Company under FAS 123R for the accelerated vesting of such officers’ restricted stock grants.

(3)	Amounts shown for 2008 for Messrs. Pientka and Cutlip represent payments made in connection with their respective employment agreements relating to the first, second and third quarters of 2008.

(4)	For 2008, includes premiums paid by the Company on term life insurance and long-term disability insurance, severance payments (including payments relating to accrued vacation), car allowances, personal financial planning allowances, moving allowances and dividends paid on shares of unvested restricted Common Stock. For 2008, includes term life insurance premiums paid on behalf of Mr. Brennan of $15,800; car allowances of

PROXY STATEMENT

$11,400 for Mr. Brennan, $13,800 for Mr. Havala and $14,400 for Mr. Yap; moving allowances of $13,417 for Mr. Draft and $24,986 for Mr. Cutlip; severance payments of $4,641,206 for Mr. Brennan, $1,648,709 for Mr. Havala, $1,417,061 for Mr. Draft and $875,324 for Mr. Cutlip; accrued vacation of $24,136 paid to Mr. Cutlip pursuant to his severance agreement; and dividends on shares of unvested restricted Common Stock of $26,214 for Mr. Tyler, $44,569 for Mr. Musil, $147,094 for Mr. Yap, $84,834 for Mr. Pientka, $183,285 for Mr. Brennan, $131,948 for Mr. Havala, $90,931 for Mr. Draft and $41,814 for Mr. Cutlip. Does not include dividends/distributions paid on original shares of Common Stock issued in connection with the Company’s initial public offering, shares of Common Stock purchased subsequently in the open market or by exercise of options, shares of formerly restricted Common Stock after such stock has vested or on limited partnership units of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock).

(5)	Information provided relates solely to compensation for fiscal year 2008, as none of Messrs. Tyler, Cutlip or Musil served as “named executive officers,” as that term is defined in the rules and regulations of the SEC, during fiscal years 2006 or 2007.

(6)	Includes $65,274 in fees earned or paid in cash for Mr. Tyler’s service as a director. Mr. Tyler did not receive additional compensation for his service as a director during his tenure as the Company’s interim Chief Executive Officer.

(7)	In connection with his service as a director, on January 8, 2008, April 8, 2008, July 8, 2008 and October 9, 2008, Mr. Tyler received grants of restricted stock with the following grant date fair values: $8,936; $10,170; $53,199; and $5,242, respectively.

(8)	The amount reflected is the cost recognized by the Company in 2008 under FAS 123R for stock appreciation rights granted to Mr. Tyler in October 2008 in connection with his service as our interim Chief Executive Officer. See note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the assumptions used in valuing this award.

PROXY STATEMENT

2008 GRANTS OF PLAN BASED AWARDS TABLE

								All Other
								Option
								Awards:	Exercise	Grant Date
		Estimated Future Payouts						Number of	or Base	Fair Value
		Under Non-Equity Incentive			Estimated Future Payouts Under			Securities	Price of	of Stock
		Plan Awards(1)			Equity Incentive Plan Awards(2)			Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)(3)	($/Sh)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)

W. Edwin Tyler	10/24/08							75,000	$7.94	$109,500
Scott A. Musil	1/23/08	$3,516	—	$281,250	$2,531	—	$202,500
Johannson L. Yap	1/23/08	$9,125	—	$730,000	$8,532	—	$682,550
Gerald Pientka		—	—	—	—	—	—
Michael W. Brennan	1/23/08	$15,360	—	$1,228,793	$12,766	—	$1,021,263
Michael J. Havala	1/23/08	$8,923	—	$713,838	$8,343	—	$667,439
David P. Draft	1/23/08	$7,250	—	$579,965	$7,532	—	$602,520
Robert Cutlip		—	—	—	—	—	—

(1)	The amounts included in the “maximum” column represent the target maximum cash bonus as a percentage of base salary as established by the Compensation Committee on January 23, 2008 for the following officers: 125% for Mr. Musil; 200% for Mr. Yap and Mr. Havala; 225% for Mr. Brennan and 180% for Mr. Draft. The amounts included in the “threshold” column represent the minimum cash bonus assuming that the 25% threshold bonus target is achieved for only the least-weighted performance subcategory (specifically, capital capacity weighted at 5%). See “Compensation Discussion and Analysis — Incentive Bonuses” for additional information regarding the 2008 Executive Officer Bonus Plan. As discussed in Compensation Discussion and Analysis, Mr. Pientka and Mr. Cutlip did not participate in the 2008 Executive Officer Bonus Plan or the Company’s bonus policy applicable to employees generally. Mr. Tyler was not eligible to participate in the Company’s bonus plans during his service as interim Chief Executive Officer.

(2)	The amounts included in the “maximum” column represent the target maximum equity bonus as a percentage of base salary as established by the Compensation Committee on January 23, 2008 for the following officers: 90% for Mr. Musil and 187% for Mr. Yap, Mr. Havala, Mr. Brennan and Mr. Draft. The amounts included in the “threshold” column represent the minimum equity bonus assuming that the 25% threshold bonus target is achieved for only the least-weighted performance subcategory (specifically, capital capacity weighted at 5%). The Company does not express its target equity bonuses in numbers of shares, but rather as a dollar value that, if paid, would be converted to shares at the time of payout. See “Compensation Discussion and Analysis — Incentive Bonuses” for additional information regarding the 2008 Executive Officer Bonus Plan. As discussed in Compensation Discussion and Analysis, Mr. Pientka and Mr. Cutlip did not participate in the 2008 Executive Officer Bonus Plan or the Company’s bonus policy applicable to employees generally. Mr. Tyler was not eligible to participate in the Company’s bonus plans during his service as interim Chief Executive Officer.

(3)	Represents a grant of stock appreciation rights pursuant to which Mr. Tyler is entitled to receive a cash payment equal to the appreciation in value of 75,000 shares of our common stock based on the excess of the closing price of our common stock on October 22, 2009 over $7.94, which was the closing price on the grant date.

(4)	Represents the grant date fair value of Mr. Tyler’s stock appreciation rights computed in accordance with FAS 123R.

PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

	Option Awards				Stock Awards
	Number of	Number of			Number	Market Value
	Securities	Securities			Of Share	of Shares or
	Underlying	Underlying			Or Units	Units of
	Unexercised	Unexercised	Option		Of Stock	Stock
	Options	Options	Exercise	Option	That Have	That Have
	(#)	(#)	Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)
(a)	(b)	(c)(6)	(d)	(e)	(f)	(g)(7)

W. Edwin Tyler(1)	10,000	0	$30.00	5-17-10	11,803	$89,113
	10,000	0	$31.05	5-16-11	—	—
	10,000	0	$33.15	5-15-12	—	—
		75,000	$7.94	10-22-09	—	—
Scott A. Musil(2)	0	0	—	—	18,492	$139,615
Johannson L. Yap(3)	52,000	0	$33.13	1-23-11	61,034	$460,807
Gerald Pientka(4)	0	0	—	—	35,201	$265,768
Michael W. Brennan(5)	75,000	0	$33.13	(5)	—	—
	32,000	0	$30.53	(5)	—	—
Michael J. Havala	0	0	—	—	—	—
David P. Draft	0	0	—	—	—	—
Robert Cutlip	0	0	—	—	—	—

(1)	Of the shares of unvested restricted Common Stock reported in column (g), 1,500 vest in July 2009, 516 vest in January 2010, 1,500 vest in July 2010, 1,120 vest in January 2011, 1,500 vest in July 2011, 1,569 vest in January 2012, 2,152 vest in January 2013, 818 vest in January 2014, 757 vest in January 2015 and 371 vest in January 2016.

(2)	Of the shares of unvested restricted Common Stock reported in column (g), 7,019 vested in January 2009, as to which restrictions have been removed, 5,295 vest in January 2010, 3,613 vest in January 2011, 1,283 vest in January 2012 and 1,282 vest in January 2013.

(3)	Of the shares of unvested restricted Common Stock reported in column (g), 21,933 vested in January 2009, as to which restrictions have been removed, 17,005 vest in January 2010, 11,376 vest in January 2011, 5,360 vest in January 2012 and 5,360 vest in January 2013.

(4)	All of the shares of unvested restricted Common Stock reported in column (g) vested in January and February 2009.

(5)	Per the terms of his Separation and Release Agreement, all of Mr. Brennan’s remaining stock options expired in February 2009.

(6)	Represents a grant of stock appreciation rights pursuant to which Mr. Tyler is entitled to receive a cash payment equal to the appreciation in value of 75,000 shares of our common stock based on the excess of the closing price of our common stock on October 22, 2009 over $7.94, which was the closing price on the grant date.

(7)	The dollar amounts shown in column (g) are approximately equal to the product of the number of shares of restricted Common Stock reported in column (f) multiplied by the closing price of the Common Stock as reported by the NYSE on December 31, 2008, the last trading day of the year ($7.55). This valuation does not take into account any diminution in value that results from the restrictions applicable to such Common Stock.

PROXY STATEMENT

2008 OPTION EXERCISES AND STOCK VESTED

In 2008, no options were exercised by the officers specified in the table below and an aggregate of 313,285 shares of restricted Common Stock held by such officers vested.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on		Value Realized
	Exercise	on Exercise	Vesting		on Vesting
Name	(#)	($)	(#)		($)
(a)	(b)	(c)	(d)		(e)

W. Edwin Tyler	0	—	1,000	(1)	$27,560	(1)
Scott A. Musil	0	—	5,868	(2)	$196,167	(2)
Johannson L. Yap	0	—	19,649	(2)	$656,866	(2)
Gerald Pientka	0	—	8,338	(2)	$278,739	(2)
Michael W. Brennan	0	—	115,777	(3)	$1,896,768	(3)
Michael J. Havala	0	—	80,702	(4)	$1,134,805	(4)
David P. Draft	0	—	57,339	(5)	$784,147	(5)
Robert Cutlip	0	—	24,612	(6)	$327,795	(6)

(1)	The shares of Common Stock reported herein vested on July 1, 2008 and their value is based on closing price of the Common Stock as reported by the NYSE for such date ($27.56).

(2)	The shares of Common Stock reported herein vested on January 1, 2008 and their value is based on closing price of the Common Stock as reported by the NYSE for January 2, 2008, the first trading following the date of vesting of such award ($33.43).

(3)	Of the shares of Common Stock reported herein, 30,925 vested on January 1, 2008, with a value of $1,033,823 (based on closing price of the Common Stock as reported by the NYSE for January 2, 2008, the first trading following the date of vesting of such award ($33.43)) and 84,852 vested on October 22, 2008, with a value of $862,945 (based on closing price of the Common Stock as reported by the NYSE for such date ($10.17)).

(4)	Of the shares of Common Stock reported herein, 19,621 vested on January 1, 2008, with a value of $655,930 (based on closing price of the Common Stock as reported by the NYSE on January 2, 2008, the first trading following the date of vesting of such award ($33.43)) and 61,081 vested on December 17, 2008, with a value of $478,875 (based on closing price of the Common Stock as reported by the NYSE for such date ($7.84)).

(5)	Of the shares of Common Stock reported herein, 15,247 vested on January 1, 2008, with a value of $509,707 (based on closing price of the Common Stock as reported by the NYSE on January 2, 2008, the first trading following the date of vesting of such award ($33.43)) and 42,092 vested on November 21, 2008, with a value of $274,440 (based on closing price of the Common Stock as reported by the NYSE for such date ($6.52)).

(6)	Of the shares of Common Stock reported herein, 5,254 vested on January 1, 2008, with a value of $175,641 (based on closing price of the Common Stock as reported by the NYSE on January 2, 2008, the first trading following the date of vesting of such award ($33.43)) and 19,358 vested on December 12, 2008, with a value of $152,154 (based on closing price of the Common Stock as reported by the NYSE for such date ($7.86)).

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Separation and Release Agreements

The Company entered into a written Separation and Release Agreement with each of Messrs. Brennan, Havala and Draft, and a written Severance Agreement and Release and Waiver of Claims with Mr. Cutlip (each, a “Separation Agreement”) pursuant to which the Company made certain payments and provided certain benefits to these former executives in connection with their respective resignations from the Company.

PROXY STATEMENT

Under Mr. Brennan’s Separation Agreement, which was made effective as of the date of Mr. Brennan’s resignation, Mr. Brennan is entitled to receive, among other things, a lump sum payment in the amount of $4,641,206 and continuing coverage under the Company’s health plans for two years. 84,852 shares of restricted stock owned by Mr. Brennan prior to his resignation became vested on October 22, 2008. As a condition of receiving the benefits provided by his Separation Agreement, Mr. Brennan entered into a mutual release agreement with the Company. Consistent with his employment agreement, through October 22, 2009, Mr. Brennan will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.

Under Mr. Havala’s Separation Agreement, which was made effective as of the date of Mr. Havala’s resignation, Mr. Havala is entitled to receive, among other things, a lump sum payment in the amount of $1,648,709 and continuing coverage under the Company’s health plans for three years. 61,081 shares of restricted stock owned by Mr. Havala prior to his resignation became vested on December 17, 2008. As a condition of receiving the benefits provided by the Havala Separation Agreement, Mr. Havala entered into a mutual release agreement with the Company. Consistent with his employment agreement, through December 17, 2009, Mr. Havala will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.

Under Mr. Draft’s Separation Agreement, which was made effective as of the date of Mr. Draft’s resignation, Mr. Draft is entitled to receive, among other things, a lump sum payment in the amount of $1,417,061 and continuing coverage under the Company’s health plans for three years. 42,092 shares of restricted stock owned by Mr. Draft prior to his resignation became vested on November 21, 2008. As a condition of receiving the benefits provided by his Separation Agreement, Mr. Draft entered into a mutual release agreement with the Company. Consistent with his employment agreement, through November 21, 2009, Mr. Draft will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.

Under Mr. Cutlip’s Separation Agreement, which was made effective as of the date of Mr. Cutlip’s resignation, Mr. Cutlip is entitled to receive, among other things, a lump sum payment in the amount of $875,324 and continuing coverage under the Company’s health plans for one year. 19,358 shares of restricted stock owned by Mr. Cutlip prior to his resignation became vested on December 12, 2008. As a condition of receiving the benefits provided by his Separation Agreement, Mr. Cutlip agreed to release the Company from all claims related to Mr. Cutlip’s employment with the Company. Consistent with his employment agreement, through December 12, 2009, Mr. Cutlip will be subject to restrictive covenants with respect to confidentiality and his ability to compete with, or solicit employees of, the Company.

Employment Agreements

The Company has entered into written employment agreements with Messrs. Yap and Pientka. These employment agreements provide for payments and benefits to these executives by the Company in some circumstances in the event of a termination of their employment or of a change of control. Severance amounts payable to Mr. Yap upon his termination will be reduced if such amounts become payable after Mr. Yap’s 67th birthday. In addition to his rights under the standard grant agreements under our stock incentive plans, Mr. Yap is entitled to the accelerated vesting of his restricted stock and stock options in the event his employment is terminated without cause. Mr. Pientka was entitled to the accelerated vesting of his restricted stock in the event his employment was terminated without cause.

In addition to the events of termination of employment identified in the following table, the employment agreements provide for payments in the event of an executive’s death or disability. Upon a work-related disability, Mr. Yap is entitled to severance in an amount equal to three times his annual base salary, plus 75% of his maximum cash bonus potential for the then-current year. Upon death, Mr. Yap is entitled to 75% of the maximum cash bonus

PROXY STATEMENT

for which he would have been eligible, prorated through the date of his death. Mr. Pientka was entitled to 50% of his prior year’s total compensation upon permanent disability or death.

The employment agreements also contain important non-financial provisions that apply in the event of a termination of employment or of a change of control. Benefits payable upon a merger, acquisition or other changes in control are payable upon consummation of such transactions regardless of whether the executive is terminated. Mr. Yap has agreed to a one-year covenant not to compete after his termination, except in connection with certain changes in control of the Company. Mr. Yap has also agreed to a six-month covenant not to compete in connection with certain changes in control of the Company. Mr. Pientka agreed to a one-year covenant not to compete after his termination.

Stock Incentive Plans

Under the 1994, 1997 and 2001 Stock Plans, unvested restricted Common Stock vests in the event of a change of control or involuntary termination of employment. Assuming that the triggering event occurred on December 31, 2008, Messrs. Yap and Pientka would have vested in restricted Common Stock having the respective values set forth in the table below.

Termination and Change of Control Payments

The following table includes estimated payments owed and benefits required to be provided to the applicable member of Senior Management under the employment agreements and stock incentive plans described above, exclusive of benefits available on a non-discriminatory basis generally, in each case assuming that the triggering event described in the table occurred on December 31, 2008.

			Accelerated	Medical
			Equity	Insurance
	Triggering	Severance	Awards	Premiums
Name	Event	($)	(1)($)	(2) ($)

Scott A. Musil(3)	Change of Control	0	$139,614	0
	Termination w/o Cause	0	$139,614	0
	Termination for Cause	0	$139,614	0
Gerald Pientka(4)	Change of Control(5)	0	$265,760	0
	Termination Following Change of Control(5)	$2,239,194	0	0
	Termination w/o Cause(6)	$1,119,597	$265,760	0
	Termination for Cause	0	$265,760	0
W. Ed Tyler(7)	Change of Control	0	$89,113	0
	Termination as Director	0	$89,113	0
Johannson L. Yap	Change of Control(5)	0	$460,807	0
	Termination Following Change of control(5)(8)	$2,920,000	0	$39,492
	Termination w/o Cause(8)(9)	$1,642,500	$460,807	$39,492
	Termination for Cause(8)	0	$460,807	0

(1)	For purposes of estimating the value of awards of restricted stock for which restrictions lapse the Company has considered any applicable employment agreement limitations and assumed a price per share of its Common Stock of $7.55, which was the closing price of its Common Stock on the NYSE on December 31, 2008, the last trading day of the year.

(2)	Present value of estimated premiums required to be paid by the Company or cash payments in lieu of benefits required to be provided.

PROXY STATEMENT

(3)	Mr. Musil and the Company have not entered into an employment agreement. As such, the amounts disclosed in this table relate only to awards of restricted stock granted to Mr. Musil under the Company’s stock incentive plans.

(4)	Mr. Pientka resigned from the Company on February 26, 2009 following the expiration of his employment agreement. In connection with his resignation, Mr. Pientka and the Company entered into a Severance Agreement and Release and Waiver of Claims (the “Severance Agreement”), pursuant to which Mr. Pientka is entitled to receive a lump sum payment in the amount of $313,117 and continuing coverage under the Company’s health plans for three months. 22,354 shares of restricted stock owned by Mr. Pientka prior to his resignation became vested on February 26, 2009. In the Severance Agreement, Mr. Pientka released the Company from all claims.

(5)	Upon a change of control of the Company, the vesting of any unvested restricted stock held by the named executive officer shall accelerate. As a result, if the named executive officer then experiences a termination of employment after the change of control event, the officer will not hold any restricted stock on the date of termination that otherwise may have accelerated if the change of control event had not occurred.

(6)	Included a substantial change in duties or responsibilities under the terms of Mr. Pientka’s employment agreement.

(7)	Mr. Tyler’s letter agreement entered into in connection with his service as interim President and Chief Executive Officer did not provide for additional payments to be made to Mr. Tyler upon his termination of employment or upon a change of control of the Company. However, in connection with his service as a director of the Company, Mr. Tyler has previously been granted awards of restricted stock. All restricted stock held by Mr. Tyler was granted under standard award agreements under our stock incentive plans, and the vesting of all restricted stock held by Mr. Tyler will accelerate in the event of an involuntary termination of his engagement as director or a change of control of the Company. The stock appreciation rights granted to Mr. Tyler in October 2008 are fully vested and will not be forfeited in the event that Mr. Tyler’s engagement as a director is terminated.

(8)	Mr. Yap is entitled to a supplemental payment of one month’s base salary in addition to amounts reflected if requisite notice is not provided prior to his termination by the Company.

(9)	Includes constructive discharge under the terms of Mr. Yap’s employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Messrs. Slater, Lynch and Wilson. None of them has served as an officer of the Company or, except for his service as a director, had any other business relationship or affiliation with the Company in 2008 requiring disclosure by the Company under Item 404 of Regulation S-K.

REPORT OF THE AUDIT COMMITTEE

Pursuant to a meeting of the Audit Committee on February 26, 2009, the Audit Committee reports that it has: (i) reviewed and discussed the Company’s audited financial statements with management; (ii) discussed with the independent registered public accounting firm the matters (such as the quality of the Company’s accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; and (iii) received written confirmation from PricewaterhouseCoopers LLP that it is independent and written disclosures as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions referred to in items

PROXY STATEMENT

(i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report for the Company’s fiscal year ended December 31, 2008.

Submitted by the Audit Committee:

John Rau, Chairman
Kevin W. Lynch
J. Steven Wilson

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons.  The Company often engages in transactions for which CB Richard Ellis, Inc. (“CBRE”) acts as a broker. CBRE is among the largest real estate brokerage companies in the world. The brother of Michael W. Brennan, the former President and Chief Executive Officer and a former director of the Company, is an employee of CBRE and a member of CBRE’s national Single Tenant Net Lease Properties Group. In 2008, in one transaction in which the Company sold property for approximately $36.1 million, Mr. Brennan’s brother received $72,202, as a portion of the brokerage commissions paid by the Company to CBRE in connection with such transaction. Also in 2008, in one transaction in which the Company acquired property for approximately $94.4 million, Mr. Brennan’s brother received $22,750, as a portion of a consulting fee paid by the Company to CBRE in connection with such transaction. Management of the Company believes the terms of brokerage and consulting services provided by CBRE in such transactions were as favorable to the Company as could be obtained in arm’s length transactions.

Review, Approval or Ratification of Transactions with Related Persons.  Transactions involving the Company and its executive officers and directors that are reportable under Item 404 of Regulation S-K are required by the Company’s written policies to be reported to and approved by the Nominating/Corporate Governance Committee of the Board of Directors. The Nominating/Corporate Governance Committee addresses such transactions on a case-by-case basis, after considering the relevant facts and circumstances. The Company’s engagement in transactions involving CBRE and Mr. Brennan’s brother (e.g. as discussed above) was approved by the Board of Directors prior to the implementation of such policies.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and “greater than ten-percent” stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

Based solely on review of the copies of such forms furnished to the Company for 2008, all of the Company’s officers, directors and “greater than ten-percent” stockholders timely filed all reports required to be filed by Section 16(a) of the Exchange Act during 2008, except that J. Steven Wilson, a director of the Company, filed late two Forms 4, one with respect to a transaction on January 23, 2008 and one with respect to a transaction on September 16, 2008, and Johannson Yap, the Company’s Chief Investment Officer, filed late one Form 4 with respect to a transaction on August 8, 2008.

PROXY STATEMENT

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table presents information concerning the ownership of Common Stock of the Company and limited partnership units (“Units”) of First Industrial, L.P. (which generally are exchangeable on a one-for-one basis, subject to adjustments, for Common Stock) by:

•	all directors named and nominees named in this Proxy Statement (the “named directors”);

•	all current and former executive officers identified on the Summary Compensation Table;

•	all named directors and currently serving executive officers of the Company as a group; and

•	persons and entities, if any, known to the Company to be beneficial owners of more than 5% of the Company’s Common Stock.

The information is presented as of March 20, 2009, unless otherwise indicated, and is based on representations of officers and directors of the Company and filings received by the Company on Schedule 13G under the Exchange Act. As of March 20, 2009, there were 44,667,681 shares of Common Stock and 5,687,693 Units outstanding.

	Common Stock/Units
	Beneficially Owned
		Percent
Names and Addresses of 5% Stockholders	Number	of Class

Adage Capital Partners, L.P. 200 Clarendon Street, 52nd Floor Boston, MA 02116(1)	2,975,138	6.66%
Barclays Global Investors (Deutschland) AG Apianstrasse 6 D-85774 Unterfohring, Germany(2)	3,407,888	7.63%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(3)	3,485,914	7.80%

Names and Addresses of Directors and Officers*
W. Ed Tyler(4)	89,803	**
Michael G. Damone(5)	225,175	**
Bruce W. Duncan	0	**
Kevin W. Lynch(6)	15,288	**
John Rau(7)	29,235	**
Jay H. Shidler(8)	4,856,659	10.79%
Robert J. Slater(9)	26,077	**
J. Steven Wilson(10)	54,090	**
Scott A. Musil(11)	37,207	**
Johannson L. Yap(12)	280,059	**
Michael W. Brennan(13)	311,300	**
Michael J. Havala(13)	132,511	**
David P. Draft(13)	102,744	**
Gerald Pientka(13)	36,314	**
Robert Cutlip(13)	25,215	**
All named directors and currently-serving executive officers as a group (12 persons)(14)	5,680,721	12.56%

PROXY STATEMENT

*	The business address for each of the directors and executive officers of the Company is 311 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.

**	Less than 1%

(1)	Pursuant to a Schedule 13G dated February 17, 2009 of Adage Capital Partners, L.P. (“Adage”). Of the shares reported, Adage has the shared power to vote and dispose of 2,975,138 shares.

(2)	Pursuant to a Schedule 13G dated February 6, 2009 of Barclays Global Investors (Deutschland) AG (“Barclays”). Barclays has the sole power to dispose of all 3,407,888 shares reported, but has the sole power to vote only 3,202,189 of such shares.

(3)	Pursuant to a Schedule 13G dated February 13, 2009 of The Vanguard Group Inc. (“Vanguard”). Vanguard has the sole power to dispose of all 3,485,914 shares reported, but has the sole power to vote only 57,927 of such shares.

(4)	Includes 30,000 shares that may be acquired by Mr. Tyler upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $30.00 per share, 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 11,803 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(5)	Includes 62,500 shares held by a trust for the benefit of Mr. Damone’s wife. Also includes 6,700 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan at an exercise price of $30.53 per share. Also includes 94,296 Units. Also includes 6,001 shares of restricted Common Stock issued under the 1997 Stock Plan.

(6)	Includes 11,424 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(7)	Includes 10,371 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(8)	Includes 910,660 shares held by Shidler Equities, L.P., a Hawaii limited partnership owned by Mr. Shidler and Mrs. Shidler, 20,000 shares owned by Mrs. Shidler, 68,020 Units held by Mr. Shidler directly, 254,541 Units held by Shidler Equities, L.P., 1,223 Units held by Mr. and Mrs. Shidler jointly, and 22,079 Units held by Holman/Shidler Investment Corporation. Also includes 13,311 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(9)	Includes 13,311 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(10)	Includes 40,000 shares that may be acquired upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $27.69 per share, 10,000 shares at an exercise price of $30.00 per share, 10,000 shares at an exercise price of $31.05 per share and 10,000 shares at an exercise price of $33.15 per share. Also includes 13,311 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(11)	Includes 2,106 shares held through Mr. Musil’s children and 3,301 shares held through his 401(k). Also includes 11,473 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(12)	Includes 52,000 shares that may be acquired by Mr. Yap upon the exercise of vested options granted under the 1997 Stock Plan at an exercise price of $33.13 per share. Also includes 1,680 Units. Also includes 31,125 shares held through Mr. Yap’s 401(k) and 39,101 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

(13)	Information is based on the last Form 4 filed prior to resignation from the Company.

(14)	Includes 133,200 shares in the aggregate that may be acquired by directors and executive officers upon the exercise of vested options granted under the 1997 Stock Plan, consisting of 10,000 shares at an exercise price of $27.69, 52,000 shares at an exercise price of $33.13, 20,000 shares at an exercise price of $30.00, 20,000 shares at an exercise price of $31.05, 20,000 shares at an exercise price of $33.15 and 11,200 shares at an exercise price of $30.53. Also includes 445,645 Units. Also includes 158,546 shares of restricted Common Stock issued under the 1997 and 2001 Stock Plans.

PROXY STATEMENT

PROPOSAL II

APPROVAL OF THE 2009 STOCK INCENTIVE PLAN

At its meeting on February 25, 2009, the Board of Directors of the Company adopted the 2009 Stock Incentive Plan and directed that the 2009 Stock Incentive Plan be submitted to the stockholders for their approval. The Board of Directors believes that the adoption of the 2009 Stock Incentive Plan is in the best interests of the stockholders and the Company because the ability to grant restricted stock and other stock-based awards thereunder is an important factor in attracting, motivating and retaining qualified personnel.

SUMMARY OF THE PROVISIONS OF THE 2009 STOCK INCENTIVE PLAN

The following summary of the 2009 Stock Incentive Plan is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A.

General.  The purpose of the 2009 Stock Incentive Plan is to encourage and enable the officers, employees and directors of, and service providers to, the Company and its affiliates, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. Approximately 300 employees and all nine directors are eligible to participate in the 2009 Stock Incentive Plan. The 2009 Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to employees of the Company and for the grant of restricted stock awards, restricted stock units, nonstatutory stock options, stock appreciation rights (“SARs”), performance share awards and dividend equivalents to officers, employees and directors of the Company. The Board of Directors has authorized, subject to stockholder approval, 400,000 shares of Common Stock for issuance under the 2009 Stock Incentive Plan. The market value of shares of Common Stock was $2.45 per share, based on its closing price as reported on the New York Stock Exchange on March 20, 2009. With respect to performance share awards, restricted stock awards and restricted stock units, whether or not intended to be “performance-based compensation” under Code Section 162(m), the maximum number of shares of Common Stock, in the aggregate, subject to such awards granted under the 2009 Stock Incentive Plan will be 200,000 shares. In addition, the maximum number of shares of Common Stock with respect to which stock options and SARs, which are intended to be “performance-based compensation” under Code Section 162(m), may be granted during a calendar year to any participant under the 2009 Stock Incentive Plan will be 400,000 shares. To the extent permitted pursuant to applicable law, in the event of any reorganization, recapitalization, reclassification, split-up or consolidation of shares of stock, separation (including a spin-off), stock split, dividend on shares of stock payable in capital stock, extraordinary cash dividend, combination or exchange of shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, appropriate adjustments will be made to the shares, including the number thereof, subject to the 2009 Stock Incentive Plan and to any outstanding awards. Shares of Common Stock underlying any awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) will be added back to the shares of Common Stock available for issuance under the 2009 Stock Incentive Plan.

Administration.  The 2009 Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 2009 Stock Incentive Plan, the Compensation Committee will determine the persons to whom grants of options, SARs, restricted stock awards, restricted stock units, performance share awards and dividend equivalents are to be made, the number of shares of Common Stock to be covered by each grant and all other terms and conditions of the grant. If an option is granted, the Compensation Committee will determine whether the option is an incentive stock option or a nonstatutory stock option, the option’s term, vesting and exercisability, and the other terms and conditions of the grant. The Compensation Committee will also determine the terms and conditions of SARs, restricted stock awards, restricted stock units, performance share awards and dividend equivalents. The Compensation Committee will have the responsibility to interpret the 2009 Stock Incentive Plan and to make determinations with respect to all awards granted under the 2009 Stock Incentive Plan. All determinations of the Compensation Committee will be binding on all persons,

PROXY STATEMENT

including the Company and plan participants. The costs and expenses of administering the 2009 Stock Incentive Plan will be borne by the Company.

Eligibility.  Participants in the 2009 Stock Incentive Plan will be directors and the full or part-time officers and other employees of, and service providers to, the Company and its affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its affiliates and who are selected from time to time by the Compensation Committee, in its sole discretion.

Terms and Conditions of Option Grants.  Each option granted under the 2009 Stock Incentive Plan will be evidenced by a written agreement in a form that the Compensation Committee may from time to time approve, will be subject to the terms and conditions of the 2009 Stock Incentive Plan and may contain such additional terms and conditions, not inconsistent with the terms of the 2009 Stock Incentive Plan, as may be determined by the Compensation Committee. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a share of Common Stock on the date of the option’s grant and the term of any such option shall expire on the tenth anniversary of the date of the option’s grant. In addition, the per share exercise price of any incentive stock option granted to a person who at the time of the grant owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a share of the Company’s Common Stock on the date of grant and the option must expire no later than five years after the date of its grant. Generally, options may be exercised by the payment by the optionee or the optionee’s broker of the exercise price in cash, certified check or wire transfer, or, subject to the approval of the Compensation Committee, through the tender of shares of the Company’s Common Stock owned by the optionee having a fair market value not less than the exercise price. Options granted under the 2009 Stock Incentive Plan will become exercisable at such times as may be specified by the Compensation Committee, subject to various limitations on exercisability in the event the optionee’s employment or service with the Company terminates. Options are generally nontransferable by the optionee other than by will or by the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee, except that non-qualified options may be transferred to one or more members of the optionee’s immediate family, to certain entities for the benefit of the optionee’s immediate family members or pursuant to a certified domestic relations order.

Terms and Conditions of Other Awards.  Each SAR, restricted stock award, restricted stock unit and performance share award made under the 2009 Stock Incentive Plan will be evidenced by a written agreement in a form and containing such terms, restrictions and conditions as may be determined by the Compensation Committee, consistent with the requirements of the 2009 Stock Incentive Plan. A SAR may be granted separately or in conjunction with the grant of an option. If the Compensation Committee determines that a restricted stock award, restricted stock unit or a performance share award to be granted to a participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and settlement of such award will be contingent upon achievement of one or more preestablished performance goals. One or more of the following business criteria for the Company must be used by the Compensation Committee in establishing such performance goals: (1) earnings, including funds from operations; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (15) operating earnings; (16) total stockholder return; (17) market share; (18) debt load reduction; (19) expense management; (20) stock price; (21) book value; (22) overhead; (23) assets; (24) assessment of balance sheet or income statement objectives; and (25) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Any of the above goals may be compared to the performance of a peer group, business plan or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index. The Committee may, in its sole discretion, provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (1) extraordinary, unusual, and/or nonrecurring items of gain or loss; (2) gains or losses on the disposition of a business;

PROXY STATEMENT

(3) changes in tax or accounting principles, regulations or laws; or (4) mergers or acquisitions. The Compensation Committee does not have the authority to increase the amount of compensation payable under any performance share award intended to qualify as “performance-based compensation” to the extent such an increase would cause the amounts payable pursuant to the performance share award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code and the regulations thereunder. SARs, restricted stock awards, restricted stock units and performance share awards are generally nontransferable, except that SARs may be transferred pursuant to a certified domestic relations order and may be exercised by the executor, administrator or personal representative of a deceased participant within six months of the death of the participant.

Change of Control Provisions.  “Change of Control” generally means the occurrence of any one of the following events:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as result of acquisition of securities directly from the Company); or

(ii) persons who, as of the effective date of the 2009 Stock Incentive Plan, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the effective date of the 2009 Stock Incentive Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of the 2009 Stock Incentive Plan, be considered an Incumbent Director; or

(ii) the consummation of: (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to 40% or more of the shares of Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i). In the event that any award under the 2009 Stock Incentive Plan constitutes deferred compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a change in the ownership or effective control or change in ownership of a substantial portion of assets of a corporation as permitted under Section 409A of the Code and any guidance issued thereunder.

PROXY STATEMENT

In general, upon the occurrence of a Change of Control, options and SARs automatically would become fully exercisable and restrictions and conditions on restricted stock awards, restricted stock units, performance share awards and dividend equivalents would automatically be deemed waived.

Amendment and Termination of the 2009 Stock Incentive Plan.  The Board of Directors may at any time amend or discontinue the 2009 Stock Incentive Plan and the Compensation Committee may at any time amend or cancel any outstanding award, but no such action will adversely affect rights under any outstanding award without the holder’s consent and, except in the event of changes in the capitalization of the Company or other similar events, no amendment to any outstanding award will (a) materially increase the benefits to participants, (b) materially increase the number of shares of Common Stock available under the plan, or (c) materially modify the requirements for participating in the plan, unless any amendment under (a), (b) or (c) is approved by the Company’s stockholders.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE 2009 STOCK INCENTIVE PLAN

The following discussion summarizes the principal federal income tax consequences of the 2009 Stock Incentive Plan. This discussion is based on current provisions of the Code, the regulations promulgated thereunder, and administrative and judicial interpretations thereof as in effect on the date hereof. The summary does not address any foreign, state or local tax consequences of participation in the 2009 Stock Incentive Plan. The company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Stock Options.  In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an incentive stock option or a nonqualified stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an incentive stock option granted under the 2009 Stock Incentive Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2009 Stock Incentive Plan will be treated as a nonqualified stock option to the extent it (together with any other incentive stock options granted under other plans of the Company and/or its affiliates) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either of these holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying

PROXY STATEMENT

Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock.  A participant who receives shares of restricted stock will generally recognize ordinary income at the time the restrictions lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested restricted stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Restricted Stock Units.  In general, the grant of restricted stock units will not be a taxable event to the recipient and it will not result in a deduction to the Company. When the restrictions applicable to the restricted stock units lapse, and the awards are settled, a participant will generally recognize ordinary income at that time. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested restricted stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

Stock Appreciation Rights and Other Awards.  With respect to SARs and other awards under the 2009 Stock Incentive Plan not described above, generally, when a participant receives payment with respect to an award granted to him or her under the 2009 Stock Incentive Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes.  The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy the minimum statutory withholding obligation.

Special Rules.  Certain special rules apply if the exercise price for an option is paid in shares previously owned by the optionee rather than in cash.

Limitation on Deductibility.  Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with

PROXY STATEMENT

awards granted under the 2009 Stock Incentive Plan) by a public company to a “covered employee” (the chief executive officer and three other most highly compensated executive officers of the Company) to no more than $1 million. The Company does not believe that Section 162(m) of the Code is applicable to its current arrangements with its executive officers.

The number and types of awards to be made pursuant to the 2009 Stock Incentive Plan is subject to the discretion of the board and is not determinable at this time.

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Company’s Common Stock represented, in person or by proxy, and entitled to vote on the matter at the annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2008:

	Number of Securities		Number of Securities
	to be Issued	Weighted-Average	Remaining Available
	Upon Exercise of	Exercise Price of	for Further Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity Compensation Plans Approved by Security Holders	—	—	1,179,500
Equity Compensation Plans Not Approved by Security Holders(1)	278,601	$31.92	133,329

Total	278,601	$31.92	1,312,829

(1)	See Notes 4 and 15 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for a description of the plan.

The Board of Directors has approved the 2009 Stock Incentive Plan and recommends that its stockholders vote FOR the approval of the 2009 Stock Incentive Plan.

PROPOSAL III

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The accounting firm of PricewaterhouseCoopers LLP (or its predecessor, Coopers & Lybrand L.L.P.) has served as the Company’s independent auditors since the Company’s formation in August 1993. On February 26, 2009, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

PROXY STATEMENT

FEES

During 2008 and 2007, the aggregate fees billed by PricewaterhouseCoopers LLP related to services in the following categories and amounts are:

	2008	2007

Audit Fees(1)	$1,229,544	$1,353,667
Audit-Related Fees(2)	427,461	445,958
Tax Fees(3)	522,395	1,095,728
Other Fees(4)	1,620	27,501
Total Fees	$2,181,020	$2,922,854

(1)	Audit Fees include amounts related to professional services rendered in connection with the audits of the Company’s annual financial statements and those of our subsidiaries, the reviews of our quarterly financial statements and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include amounts for assurance and related services, including Rule 3-14 audit work, joint venture audits, certain agreed-upon procedures and an annual employee benefit plan audit.

(3)	Tax Fees include amounts billed for professional services rendered in connection with tax compliance, tax advice and tax planning. These amounts primarily relate to tax services related to tax return preparation, REIT compliance consultation, 1031 exchange consultation, federal and state audit consultation, return of capital review, federal and state regulation consultation, federal and state entity structuring, taxable REIT subsidiary consultation, international tax consultation and VAT compliance.

(4)	Other Fees includes fees billed to the Company by PricewaterhouseCoopers LLP for any services not included in the foregoing categories.

PRE-APPROVAL OF SERVICES

The Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm. Consideration and approval of such services generally occur at the Audit Committee’s regularly scheduled meetings. In situations where it is impractical to wait until the next regularly scheduled meeting, the Audit Committee has delegated the authority to approve the audit, audit-related, tax and other services to each of its individual members. Approvals of audit, audit-related, tax and other services pursuant to the above-described delegation of authority are reported to the full Audit Committee.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2009.

PROXY STATEMENT

OTHER MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Georgeson Shareholder Services, Inc. acts as the Company’s proxy solicitor at a cost of $7,500, plus reasonable out of pocket expenses, including a telephone solicitation campaign approved by the Company.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2010 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 10, 2009, in order to be considered for inclusion in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with the 2010 Annual Meeting of Stockholders.

INCORPORATION BY REFERENCE

In the pages preceding this Proxy Statement is a Letter to Stockholders from the Company’s President and Chief Executive Officer. Appendix B to this Proxy Statement is the Company’s 2008 Annual Report, which includes its consolidated financial statements and management’s discussion and analysis of financial condition and results of operations, as well as certain other financial and other information required by the rules and regulations of the SEC. Information contained in the Letter to Stockholders or Appendix B to this Proxy Statement shall not be deemed to be “filed” or “soliciting material,” or subject to liability for purposes of Section 18 of the Exchange Act to the maximum extent permitted under the Exchange Act.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 13, 2009

The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2008 Annual Report are available on the “Proxy Statement” tab of the Investor Relations page on the Company’s website, at www.firstindustrial.com.

For directions to attend the Annual Meeting in person, please contact Art Harmon, the Company’s Director, Investor Relations and Corporate Communications, at (312) 344-4320.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in their discretion all shares represented by validly executed proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

APPENDIX A

FIRST INDUSTRIAL REALTY TRUST, INC.

2009 STOCK INCENTIVE PLAN

A-i

FIRST INDUSTRIAL REALTY TRUST, INC.

2009 STOCK INCENTIVE PLAN

Section 1     General Purpose of the Plan; Definitions.

The name of the plan is the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Directors of, or service provider to, First Industrial Realty Trust, Inc. (the “Company”) and its Affiliates and Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units Awards, Performance Share Awards and Dividend Equivalents.

“Board” means the Board of Directors of the Company.

“Cause” means the participant’s dismissal as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate or Subsidiary are parties, (ii) any act (other than retirement) or omission to act by the participant, including without limitation, the commission of any crime (other than ordinary traffic violations), which may have a material and adverse effect on the business of the Company or any Affiliate or Subsidiary on the participant’s ability to perform services for the Company or any Affiliate or Subsidiary, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate or Subsidiary.

“Change of Control” is defined in Section 16 below.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means any Committee of the Board referred to in Section 2.

“Director” means a member of the Board.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a right, granted under Section 10, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or the excess of dividends paid over a specified rate of return, provided that any Dividend Equivalents granted in connection with Restricted Stock Units shall, unless otherwise provided in the Award Agreement, entitle the participant to receive a payment of additional Restricted Stock Units equal in value to such Dividend Equivalents paid with respect to the Restricted Stock Units. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company as set forth in Section 18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange which is the principal trading market for the Stock.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

“Performance Share Award” means Awards granted pursuant to Section 8.

“Prior Plan(s)” means the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan and the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan.

“Restricted Stock Award” means Awards granted pursuant to Section 7(a)(i).

“Restricted Stock Units Award” means Awards granted pursuant to Section 7(a)(ii).

“Stock” means the Common Stock, $.01 par value per share, of the Company, subject to adjustment pursuant to Section 3.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations, beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

“Termination of Service” means the first day occurring on or after a grant date on which the participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)  The participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the participant between the Company and an Affiliate or Subsidiary or between two Affiliates or Subsidiaries.

(ii)  The participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the participant’s approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

(iii)  A service provider whose services to the Company or an Affiliate or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(iv)  Unless otherwise provided by the Committee, an employee who ceases to be an employee, but become or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

(vi)  Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.

Section 2	Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a)  Committee. The Plan shall be administered by a committee of not less than two Directors, as appointed by the Board from time to time (the “Committee”). Unless otherwise determined by the Board, each member of the Committee shall qualify as a “non-employee director” under Rule 16b-3 issued pursuant to the Act and an “outside director” under Section 162(m) of the Code. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)  Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)  to select the officers, employees and Directors of, and service provider to, the Company, Affiliates and Subsidiaries to whom Awards may from time to time be granted;

(ii)  to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Dividend Equivalents, or any combination of the foregoing, granted to any officer, employee or Director;

(iii)  to determine the number of shares to be covered by any Award granted to an officer, employee or Director;

(iv)  to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, employee or Director, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v)  to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi)  subject to the provisions of Section 6(i), to extend the period in which Stock Options granted may be exercised;

(vii)  to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals;

(viii)  to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan; and

(ix)  grant Awards, in its sole discretion, to employees and Directors of the Company, its Affiliates and Subsidiaries who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any Awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides or any such non-U.S. jurisdiction which would apply its laws to such Award. The Committee may, in its sole discretion, establish one or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein which are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2(b)(ix) of the Plan to any one or more officers of the Company, an Affiliate or a Subsidiary.

All decisions and interpretations of the Committee shall be final and binding on all persons, including the Company and Plan participants.

(c)  Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m) of the Code, the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m) of the Code; and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

(d)  Information to be Furnished to Committee. As may be permitted by applicable law, the Company and any Affiliate or Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Affiliate or Subsidiary as to an employee’s or participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e)  Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Section 3	Shares Issuable under the Plan; Mergers; Substitution.

(a)  Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 400,000. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall not be deemed to have been delivered and shall be added back to the shares of Stock available for issuance under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. With respect to Performance Share Awards, Restricted Stock Awards and Restricted Stock Unit Awards the maximum number of shares of Stock subject to such awards shall be 200,000.

(b)  Share Limitation. Subject to adjustment as provided in Section 3(d) below, (i) the maximum number of shares of Stock with respect to which Stock Options and Stock Appreciation Rights may be granted during a calendar year to any participant under the Plan and are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) and then only to the extent such limitation is required by Section 162(m) of the Code, shall be 400,000 shares and (ii) with respect to Performance Share Awards, Restricted Stock Awards and Restricted Stock Units Awards the maximum number of shares of Stock subject to such awards granted during a calendar year to any participant under the Plan and are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) and then only to the extent such limitation is required by Section 162(m) of the Code, shall be 200,000 shares.

(c)  Partial Performance. Notwithstanding the preceding provisions of this Section 3(d), if in respect of any performance period or restriction period, the Committee grants to a participant awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to awards granted to such participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to (d) hereof.

(d)  Corporate Transactions. To the extent permitted under Section 409A, if applicable, in the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding awards under the Plan and the Prior Plans, the number of shares reserved for issuance under the Plan and the Prior Plans under Section 3(b) and the specified limitations set forth in Section 3(c)(c) shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price; provided, that no such payment shall be required in consideration of the award if the Exercise Price is greater than the value of the Stock at the time of such corporate transaction or event).

Section 4	Awards.

(a)  General. Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a participant cancels another Award held by the participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award agreement. An Award may be granted as an alternative to or replacement of an existing Award under (i) the Plan; (ii) any other plan of the Company or any Affiliate or Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Affiliate or Subsidiary, including without limitation the plan of any entity acquired by the Company or any Affiliate or Subsidiary.

(b)  Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company, an Affiliate or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company, an Affiliate or a Subsidiary or the acquisition by the Company, an Affiliate or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 5     Eligibility.

Participants in the Plan will be Directors and such full or part-time officers and other employees of, and service providers to, the Company, its Affiliates and Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company, its Affiliates and Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Notwithstanding any provision of this Plan to the contrary, an Award (other than an incentive stockoption) may be granted to a person, in connection with his or her hiring as an employee, prior to the date the employee first performed services for the Company, an Affiliate or a Subsidiary, provided that any such Award shall not become exercisable or vested prior to the date the employee first performs such services as an employee.

Section 6	Stock Options.

Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may only be granted to employees of the Company, a Parent of the Company or a Subsidiary.

The Committee in its discretion may grant Stock Options to Directors or to employees of the Company or any Affiliate or Subsidiary. Stock Options granted to Directors and employees pursuant to this Section 6 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i)  Exercise Price. The per share exercise price of a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant. The per share exercise price of an Incentive Stock Option shall not be less than 100% of Fair Market Value on the date of grant. Unless specifically designated in writing by the Committee, any Stock Option granted under the Plan shall be designed to be exempt from Section 409A of the Code. For any Stock Option that is intended to be exempt from Section 409A of the Code and/or is intended to be an Incentive Stock Option, the per share exercise price of a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant unless otherwise permitted pursuant to Sections 409A and 422 of the Code. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation (a “10% Shareholder”) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value.

(ii)  Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. For 10% Shareholders, the terms of an Incentive Stock Option shall be no more than five years from the date of grant.

(iii)  Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv)  Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A)  In cash, by certified or bank check or other instrument acceptable to the Committee or by wire transfer to an account designated by the Company;

(B)  In the form of shares of Stock (by actual delivery or by attestation) that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C)  By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

(D)  Other such method as may be determined by the Committee from time to time.

The delivery of shares of Stock to be purchased pursuant to the exercise of the Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws (including satisfaction of applicable tax withholding requirements).

(v)  Non-transferability of Options. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Non-Qualified Stock Options granted under this Plan may be assigned or otherwise transferred by the participant only in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by the participant to members of his or her “immediate family,” to a trust established for the exclusive benefit of solely one or more members of the participant’s “immediate family” and/or the participant, or to a partnership, limited liability company or corporation pursuant to which the only partners, members or shareholders, as the case may be, are one or more members of the participant’s “immediate family” and/or the participant; provided such transfers are not made for consideration to the participant; or (iii) pursuant to a certified domestic relations order. Any Non-Qualified Stock Option held by a transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

(vi)  Termination by Death. If any optionee’s service with the Company, its Affiliates or Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(vii)  Termination by Reason of Disability.

(A)  Any Stock Option held by an optionee whose service with the Company, its Affiliates or Subsidiaries has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

(B)  The Committee shall have sole authority and discretion to determine whether a participant’s service has been terminated by reason of Disability.

(C)  Except as otherwise provided by the Committee at the time of grant or otherwise, the death of an optionee during a period provided in this Section 6(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii)  Termination for Cause. If any optionee’s service with the Company, its Affiliates or Subsidiaries has been terminated for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to 30 days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(ix)  Other Termination. Unless otherwise determined by the Committee, if an optionee’s service with the Company, its Affiliates or Subsidiaries terminates for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three months (or such longer period as the Committee shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(x)  Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(xi)  Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan or the applicable Stock Option Award.

Section 7	Restricted Stock Awards and Restricted Stock Unit Awards.

(a)  Nature of Awards. The Committee may grant Restricted Stock Awards or Restricted Stock Unit Awards to Directors and employees of the Company or any Affiliate or Subsidiary.

(i)  Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to a Director or employee by the Committee in lieu of any compensation due to such Director or employee.

(ii)  Restricted Stock Unit Award. A Restricted Stock Unit Award is an Award evidencing the right of the recipient to receive an equivalent number of shares of Stock on a specific date or upon the attainment of pre-established performance goals, objectives, and other conditions as specified by the Committee, with the units being subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock Units”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Unit Award may be granted to a Director or employee by the Committee in lieu of any compensation due to such Director or employee.

(b)  Acceptance of Award. A participant who is granted a Restricted Stock Award or a Restricted Stock Unit Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock or the Restricted Stock Units in such form as the Committee shall determine.

(c)  Rights as a Shareholder. Upon complying with Section 7(b) above:

(i)  With respect to Restricted Stock, a participant shall have all the rights of a shareholder including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, if certificates are issued to evidence shares of Restricted Stock, such certificates shall remain in the possession of the Company until such shares are vested as provided in Sections 6(e) and 6(e)(i) below; and

(ii)  With respect to Restricted Stock Units, a participant shall have no voting rights or dividend rights prior to the time shares of Stock are received in settlement of such Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, a participant shall have the right to receive additional Restricted Stock Units equal in value to any cash dividends and property dividends paid with respect to the Restricted Stock Units, subject to the same terms and conditions as contained in the written instrument evidencing the Restricted Stock Units Award.

(d)  Restrictions. Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e)  Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Restricted Stock Units and the Company’s right of repurchase or forfeiture shall lapse.

(i)  Vesting of Restricted Stock. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares of Restricted Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

(ii)  Vesting of Restricted Stock Units. Upon such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Restricted Stock Units on which all restrictions have lapsed shall no longer be Restricted Stock Units and shall be deemed “vested”, and, unless otherwise provided by the Committee and reflected in the Award agreement, the participant shall be entitled to shares of Stock equal to the number of vested Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, the newly acquired shares of Stock shall be acquired by the participant free and clear of any restrictions except such imposed under applicable law, if any.

(f)  Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award or the Restricted Stock Unit Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or the Restricted Stock Units; provided, any such deferral may be permitted only to the extent that such deferral would satisfy the requirements of Section 409A of the Code and any guidance issued thereunder.

Section 8	Performance Share Awards.

(a)  Nature of Performance Shares. A Performance Share Award is an award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to Directors and employees of the Company, any Affiliate or Subsidiary, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance based plans of the Company in setting the standards for Performance Share Awards under the Plan.

(b)  Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c)  Rights as a Shareholder. A participant receiving a Performance Share Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d)  Termination. Except as may otherwise be provided by the Committee at any time prior to termination of service, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s termination of service with the Company and its Affiliates or Subsidiaries for any reason (including, without limitation, death, Disability and for Cause).

(e)  Acceleration, Waiver, Etc. At any time prior to the participant’s termination of service with the Company, its Affiliates or Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 14, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Share Award intended to qualify as a Performance Award under Section 11 below to the extent such an increase would cause the amounts payable pursuant to the Performance Share Award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code and the regulations thereunder, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary.

Section 9	Stock Appreciation Rights.

(a)  Notice of Stock Appreciation Rights. A Stock Appreciation Right (“SAR”) is a right entitling the participant to receive cash or Stock having a fair market value equal to the appreciation in the Fair Market Value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise. SARs may be granted to Directors and employees of the Company or any Affiliate or Subsidiary.

(b)  Terms of Awards. SARs may be granted in tandem with or with reference to a related Option, in which event the participant may elect to exercise either the Option or the SAR, but not both, as to the same share subject to the Option and the SAR, or the SAR may be granted independently. In the event of an Award with a related Option, the SAR shall be subject to the terms and conditions of the related Option. In the event of an independent Award, the SAR shall be subject to the terms and conditions determined by the Committee.

(c)  Restrictions on Transfer. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased participant within six months of the death of the participant (or such longer period as the Committee shall specify at any time) and transferred pursuant to a certified domestic relations order.

(d)  Payment Upon Exercise. Upon exercise of an SAR, the participant shall be paid the excess of the then Fair Market Value of the number of shares to which the SAR relates over the Fair Market Value of such number of shares at the date of grant of the SAR, or of the related Option, as the case may be. Such excess shall be paid in cash or in Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

Section 10	Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to Directors and employees of the Company or any Affiliate or Subsidiary. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate unless otherwise provided by the Committee. Any grant of Dividend Equivalents made to a participant hereunder shall be permitted only to the extent that such grant would satisfy the requirements of Section 409A of the Code and any guidance issued thereunder. To the extent that a grant of Dividend Equivalents would be deemed, under Section 409A of the Code and any guidance issued thereunder, to reduce the exercise price of an Option or SAR below the Fair Market Value (determined as of the date of grant) of the share of Stock underlying such Award, no grant of Dividend Equivalents shall be allowed with respect to such Option or SAR.

Section 11	Performance Awards.

If the Committee determines that a Performance Share Award, Restricted Stock Award or Restricted Stock Unit Award to be granted to a participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 11.

(a)  Performance Goals Generally. The performance goals for such awards (“Performance Awards”) shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 11. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one participant or to different participants. Any Performance Award granted under the Plan shall be settled as soon as administratively practicable following the date on which such Award vests, but in no event later than sixty (60) days after the date on which such Performance Award vests.

(b)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings, including FFO; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (15) operating earnings; (16) total stockholder return; (17) market share; (18) debt load reduction; (19) expense management; (20) stock price; (21) book value; (22) overhead; (23) assets; (24) assessment of balance sheet or income statement objectives; and (25) strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Any of the above goals may be compared to the performance of a peer group, business plan or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

(c)  Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)  Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a participant in respect of a Performance Award subject to this Section 11. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of a termination of employment of the participant prior to the end of a performance period or settlement of Performance Awards.

(e)  Written Determination. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under this Section 11 shall be made in writing in the case of any Award intended to qualify under Section 162(m) of the Code.

(f)  Partial Achievement. The terms of any award may provide that partial achievement of the business criteria may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of business criteria shall apply toward a participant’s individual limitations as set forth in Section 3(c).

(g)  Extraordinary Items. In establishing any business criteria, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable business criteria.

Section 12	Tax Withholding.

(a)  Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)  Payment in Shares. A participant may elect, subject to such rules and limitations as may be established by the Committee from time to time, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates), or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates).

Section 13	Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a Termination of Service:

(a)  a transfer to the employment or service of the Company from an Affiliate or Subsidiary or from the Company to an Affiliate or Subsidiary, or from one Affiliate or Subsidiary to another; and

(b)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

(c)  Unless otherwise provided by the Committee, an employee who ceases to be an employee, but becomes or remains a director, or a director who ceases to be a director, but becomes or remains an employee, shall not be deemed to have incurred a termination of service.

(d)  Notwithstanding the forgoing, in the event that any award under the Plan constitutes deferred compensation, as provided in Section 409A of the Code, the term termination of service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Section 409A of the Code.

Section 14	Amendments and Termination.

(a)  General. The Board may, as permitted by law, at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent and, except as set forth in Section 3(d) above, no amendment shall (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders. It is the intention of the Company that this Plan and any Awards made hereunder comply with or are exempt from the requirements of Section 409A of the Code and any guidance issued thereunder.

(b)  Deferred Compensation. If any award would be considered “deferred compensation” as defined under Section 409A of the Code (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award agreement, without the consent of the participant, to avoid the application of, or to maintain compliance with, Section 409A of the Code. Any amendment by the Committee to the Plan or an Award agreement pursuant to this section shall maintain, to the extent practicable and permissible, the original intent of the applicable provision without violating Section 409A of the Code. A participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Section 409A of the Code.

(c)  Amendment to Conform to Law. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an award under this Plan, each participant agrees and consents to any amendment made pursuant to this Section 13(c) or Section 13(b) to any award granted under this Plan without further consideration or action.

Section 15	Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 16	Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 16:

(a)  Each Stock Option and each Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

(b)  Restrictions and conditions on Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Dividend Equivalents shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

(c)  “Change of Control” shall mean the occurrence of any one of the following events:

(i)  any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Directors (“Voting Securities”) or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as result of acquisition of securities directly from the Company); or

(ii)  persons who, as of the effective date of this Plan, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the effective date of this Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

(iii)  the consummation of: (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Stock beneficially owned by any person to 40% or more of the shares of Common Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i). In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a change in the ownership or effective control or change in ownership of a substantial portion of assets of a corporation as permitted under Section 409A of the Code and any guidance issued thereunder.

Section 17	General Provisions.

(a)  No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Company may, as it deems appropriate: (i) require the placing of such stop-orders and restrictive legends on certificates, if any, for Stock and Awards, (ii) make a notation within any electronic recordation system for ownership of shares, or (iii) utilize other reasonable means to evidence such shares have not been registered under the Securities Act of 1933.

(b)  Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, in accordance with applicable law and the applicable rules of any stock exchange. If stock certificates are issued to evidence shares awarded under this Plan, delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)  Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 18	Effective Date of Plan.

The Plan shall become effective upon approval by the stockholders of the Company.

Section 19	Governing Law.

THIS PLAN SHALL BE GOVERNED BY THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAW IS PREEMPTED BY FEDERAL LAW.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 13, 2009: The Proxy Statement, Notice of Annual Meeting, Proxy Card and the Company’s 2008 Annual Report are available on the “Proxy Statement” tab of the Investor Relations page on the Company’s website, at Using a black ink pen, mark your votes with an X as shown in X www.firstindustrial.com. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of three Class III Directors: and one Class II Director. For Withhold For Withhold For Withhold + 01 — John Rau* 02 — Robert J. Slater* 03 — W. Ed Tyler* 04 — Bruce W. Duncan** * Each term, if elected, expires in 2012. ** Term, if elected, expires in 2011. For Against Abstain For Against Abstain 2. Approval of the 2009 Stock Incentive Plan. 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. 4. In their discretion, on any and all other matters that may properly come before the meeting. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 0 2 1 5 3 6 2 + <STOCK#> 0116HB

. 3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — FIRST INDUSTRIAL REALTY TRUST, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 2009 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Bruce W. Duncan and Scott A. Musil, or either of them, with full powers of substitution, as proxies of the undersigned, with the authority to vote upon and act with respect to all shares of stock of First Industrial Realty Trust, Inc. (the “Company”), which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company, to be held at the 10th Floor Conference Room, 311 South Wacker Drive, Chicago, Illinois 60606, commencing Wednesday, May 13, 2009, at 9:00 a.m., and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present, and especially (but without limiting the general authorization and power hereby given) with the authority to vote on the reverse side. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said shares and hereby confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof. This proxy, when properly executed, will be voted as specified herein. If this proxy does not indicate a contrary choice, it will be voted for all nominees for director listed in Item 1, for the approval of the 2009 Stock Incentive Plan described in Item 2, for the ratification of the independent registered public accounting firm in Item 3, and in the discretion of the persons named as proxies herein with respect to any and all matters referred to in Item 4. PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.